EXHIBIT 10.5

30 NORTH LASALLE STREET
CHICAGO, ILLINOIS

OFFICE LEASE AGREEMENT

BETWEEN

30 NORTH LASALLE, L.P.
(“LANDLORD”)

AND

BRIDGELINE SOFTWARE, INC.
(“TENANT”)

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EXHIBITS

EXHIBIT A                                OUTLINE AND LOCATION OF PREMISES

EXHIBIT B                                EXPENSES AND TAXES

EXHIBIT C                                WORK LETTER

EXHIBIT D                                COMMENCEMENT LETTER

EXHIBIT E                                BUILDING RULES AND REGULATIONS

EXHIBIT F                                ADDITIONAL PROVISIONS

EXHIBIT G                                FORM OF LETTER OF CREDIT

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DEFINITIONS
NAME	ARTICLE/ SECTION
Additional Rent	4.01
Adverse Event	26
Affiliate	10.04
Alteration(s)	8.03
Audit Confidentiality Agreement	Exhibit B, Section 4
Base Building	8.02
Base Rent	1.19
Base Year	Exhibit B, Section 1
Building	1.01
Building Service Hours	1.15
Building Systems	Exhibit C, Section 1
Business Day(s)	1.15
Business Transfer	10.04
Cable	8.01
Casualty	15.01
Commencement Date	1.05
Commencement Letter	3
Common Areas	2
Completion Estimate	15.01
Contract	Exhibit C, Section 2
Cosmetic Alteration	8.03
Cost of Reletting	18.01(a)
Credit Requirement	10.04
Declaration	27.09
Default	17
Deposit	1.10
Effective Date	Preamble
Expenses	Exhibit B, Section 2.01
Final Plans	Exhibit C, Section 1
Force Majeure	27.03
General Contractor	Exhibit C, Section 2
Hazardous Materials	5.02
Holidays	1.15
Initial Installations	Exhibit C, Section 1
Insured Parties	13.01(a)
Labor Disruption	Exhibit E, Section 14
Landlord	Preamble
Landlord Parties	19
Landlord Related Parties	12.03

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DEFINITIONS
NAME	ARTICLE/ SECTION
Landlord’s Agent	1.17
Landlord’s Contribution	1.09
Landlord’s Costs	Exhibit C, Section 3
Law(s)	5.01
Lease	Preamble
Lease Year	1.18
Leasehold Improvements	7
Letter of Credit	25.02
Losses	12.01
Market Rent	Exhibit F, Section 2
Monetary Default	17
Mortgage	22
Mortgagee	22
Notice	23
Notice Address(es)	1.14
Objection Notice	Exhibit B, Section 4
Objection Period	Exhibit B, Section 4
Permitted Use	1.13
Policy(ies)	13.01(c)
Premises	1.02
Property	1.16
Proposed Plans	Exhibit C, Section 1
Relocation Space	20
Renewal Option	Exhibit F, Section 2
Renewal Term	Exhibit F, Section 2
Rent Commencement Date	1.06
Rentable Square Footage of the Building	1.01
Rentable Square Footage of the Premises	1.02
Rent	4.01
Request for Information	Exhibit B, Section 4
Request for Information Period	Exhibit B, Section 4
Review Notice	Exhibit B, Section 4
Review Notice Period	Exhibit B, Section 4
Rules and Regulations	5.01
Security Deposit Laws	25.07
Service Failure	6.03
Specialty Alterations	7
Substantially Completed	Exhibit C, Section 2
Taking	16
Target Commencement Date	1.11

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DEFINITIONS
NAME	ARTICLE/ SECTION
Taxes	Exhibits B, Section 3
Tenant	Preamble
Tenant Delay	Exhibit C, Section 2
Tenant Related Part(ies)	12.02
Tenant’s Auditors	Exhibit B, Section 4
Tenant’s Broker(s)	1.12
Tenant’s Insurance	13.01
Tenant’s Pro Rata Share	1.04
Tenant’s Property	13.01
Term	1.08
Termination Date	1.07
Transfer	10.01
Use	10.05
Work Letter	3.02

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OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT (this “Lease”) is made and entered into as of May ____, 2008 (the “Effective Date”), by and between 30 NORTH LASALLE, L.P., a Delaware limited partnership, (“Landlord”) and BRIDGELINE SOFTWARE, INC., a Delaware corporation, (“Tenant”).

1.    Basic Lease Information.

1.01 “Building” shall mean the building located at 30 North LaSalle Street, Chicago, Illinois.  The “Rentable Square Footage of the Building” is deemed to be 938,323 rentable square feet.

1.02 “Premises” shall mean the area shown on Exhibit A to this Lease.  The Premises is located on the 20th floor and known as Suite 2000.  If the Premises includes one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises. The “Rentable Square Footage of the Premises” is deemed to be 4,880 rentable square feet. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building and the Rentable Square Footage of the Premises are correct.

1.03 “Base Rent”:

Period	Annual Per Square Foot Base Rental Rate	Annual Base Rent	Monthly Base Rent
First Lease Year	$30.00	$146,400.00	$12,200.00
Second Lease Year	$30.50	$148,840.00	$12,403.33
Third Lease Year	$31.00	$151,280.00	$12,606.67
Fourth Lease Year	$31.50	$153,720.00	$12,810.00
Fifth Lease Year	$32.00	$156,160.00	$13,013.33

1.04 “Tenant’s Pro Rata Share”: 0.5200%, such percentage being the percentage calculated by dividing the Rentable Square Footage of the Premises by the Rentable Square Footage of the Building, as determined by Landlord and shown in Sections 1.01 and 1.02. Tenant’s Pro Rate Share shall be adjusted proportionately if the Rentable Square Footage of the Premises is increased or decreased or if the aggregate amount of office or retail space in the Building is either increased or decreased.

1.05 “Commencement Date”: Effective Date.

1.06 “Rent Commencement Date”:  The date which is the later to occur of (a) the date upon which the Initial Installations shall be Substantially Completed in accordance with the terms of this Lease and the Premises shall have been delivered to Tenant for Tenant’s legal occupancy in accordance with Article 3 hereof, and (b) September 1, 2008.

1.07 “Termination Date”: the date which is the last day of the fifth (5th) Lease Year.

1.08 “Term”: the period commencing on the Rent Commencement Date and ending on the Termination Date, unless sooner terminated in accordance with the provisions of this Lease.

1.09 “Landlord’s Contribution”: $250,100.00, as more fully described in Section 3 of Exhibit C attached hereto.

1.10 “Deposit”:  $36,600.00, as more fully described in Article 25.  Concurrent with Tenant’s execution and delivery of this Lease, Tenant shall deliver the Deposit to Landlord.

1.11 “Target Commencement Date”:   September 1, 2008.

1.12 “Tenant’s Broker(s)”:  None.

1.13 “Permitted Use”:  Executive and general offices.

1.14 “Notice Address(es)”:

Landlord:	Tenant:
30 North LaSalle, L.P. c/o Tishman Speyer Properties, L.P. 30 North LaSalle Street Chicago, Illinois 60602 Attn: Property Manager Copies to:	Prior to the Rent Commencement Date: Bridgeline Software, Inc. 10 Sixth Road Woburn, MA 01801 Attn: Gary Cebula, CFO
30 North LaSalle, L.P. c/o Tishman Speyer Properties, L.P. 525 West Monroe, Suite 650 Chicago, Illinois 60661 Attn: Leasing Director and:	From and after the Rent Commencement Date: Bridgeline Software, Inc. 30 North LaSalle Street Suite 2000 Chicago, Illinois 60602
30 North LaSalle, L.P. c/o Tishman Speyer Properties, L.P. 45 Rockefeller Plaza New York, New York 10020 Attn: Chief Financial Officer and:	Copies to: Morse, Barnes-Brown & Pendleton, P.C. 1601 Trapelo Road Waltham, Massachusetts 02451 Attn: Joseph C. Marrow
30 North LaSalle, L.P. c/o Tishman Speyer Properties, L.P. 45 Rockefeller Plaza New York, New York 10020 Attn: Chief Legal Officer	Bridgeline Software, Inc. 10 Sixth Road Woburn, MA 01801 Attn: Gary Cebula, CFO

1.15 “Business Day(s)” are Monday through Friday of each week, exclusive of New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (“Holidays”).  Landlord may designate additional Holidays that are commonly recognized by other office buildings in the area where the Building is located.  “Building Service Hours” are 8 a.m. to 6 p.m. on Business Days and 8 a.m. to 1 p.m. on Saturdays.

1.16 “Property” means the Building and the parcel(s) of land on which it is located and, at Landlord’s discretion, the parking facilities and other improvements, if any, serving the Building and the parcel(s) of land on which they are located.

1.17 “Landlord’s Agent”:  Tishman Speyer Properties, L.P. or any other person designated at any time and from time to time by Landlord as Landlord’s Agent and their successors and assigns.

1.18 “Lease Year”:  Each period of twelve (12) consecutive months within the Term.  The first Lease Year shall commence on the Rent Commencement Date.  If the Rent Commencement Date is the first day of a calendar month, the first Lease Year shall end on the day immediately preceding the day which is the first anniversary of the Rent Commencement Date.  If the Rent Commencement Date is not the first day of a calendar month, the first Lease Year shall end on the last day of the month in which the first anniversary of the Rent Commencement Date occurs.  The second Lease Year shall commence on the day immediately following the last day of the first Lease Year and each subsequent Lease Year shall commence on the anniversary of the first day of the second Lease Year.

1.19 “Base Rate”:  The annual rate of interest publicly announced from time to time by Citibank, N.A., or its successor, in New York, New York as its “base rate” (or such other term as may be used by Citibank, N.A., from time to time, for the rate presently referred to as its “base rate”).

2.    Lease Grant.

The Premises are hereby leased to Tenant from Landlord, together with the right to use on a non-exclusive basis any portions of the Property that are designated by Landlord for the common use of tenants and others (the “Common Areas”).

3.    Possession; Rent Commencement Date.

3.01 Possession of the Premises shall be tendered to Tenant upon Substantial Completion of the Initial Installations.

3.02 Tenant has inspected the Premises and agrees that except for Landlord’s Contribution and except for the Initial Installations described in the Work Letter attached as Exhibit C attached hereto (the “Work Letter”), Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations or improvements to prepare the Premises for Tenant’s occupancy. Tenant’s occupancy of any part of the Premises shall be conclusive evidence, as against Tenant, that Landlord has Substantially Completed any work to be performed by Landlord under this Lease, Tenant has accepted possession of the Premises in its then-current condition and at the time such possession was taken, the Premises and the Building were in a good and satisfactory condition as required by this Lease, except for

(i) punch list items identified in writing by Tenant within two (2) days after Tenant takes occupancy of the Premises and (ii) latent defects in the Initial Installations, provided that any claims for latent defects shall be deemed waived unless Tenant has given Landlord written notice of the existence of such latent defects no later than the first anniversary of the Rent Commencement Date.

Notwithstanding anything herein to the contrary, Landlord’s failure to Substantially Complete the Initial Installations by the Target Commencement Date shall not be a default by Landlord or otherwise render Landlord liable for damages provided Landlord has taken diligent good faith efforts to Substantially Complete the Initial Installations by such date.  If the Initial Improvements are not Substantially Completed by the Target Commencement Date due to Tenant Delay, Tenant’s obligation to pay Rent shall commence on the Target Commencement Date even if the Initial Installations are not Substantially Complete.  Promptly after the determination of the Rent Commencement Date, Landlord and Tenant shall execute and deliver a commencement letter in the form attached as Exhibit D (the “Commencement Letter”) which shall state the Commencement Date, the Rent Commencement Date and the Termination Date, but the failure to do so will not affect the determination of such dates.

Landlord shall not be liable for a failure to deliver possession of the Premises or due to the holdover or unlawful possession of such space by another party; provided, however, Landlord shall use reasonable efforts to obtain possession of any such space.  In such event, the Rent Commencement Date for the Premises shall be postponed until the date Landlord delivers possession of such space to Tenant free from occupancy by any party.  Tenant shall not be permitted to take possession of or enter the Premises prior to the Rent Commencement Date without Landlord’s permission, except that Tenant, its designers, contractors and workmen shall have access to the Premises during the two weeks prior to the Rent Commencement Date to install furniture, phones and cabling, provided that Tenant’s designers, contractors and workmen work in harmony with Landlord and Landlord’s agents, contractors and workmen performing work in the Premises and Building.  If Tenant takes possession of or enters the Premises before the Rent Commencement Date, Tenant shall be subject to the terms and conditions of this Lease; provided, however, except for the cost of services requested by Tenant (e.g., after hours HVAC service), Tenant shall not be required to pay Rent for any entry or possession before the Rent Commencement Date during which Tenant, with Landlord’s approval, has entered, or is in possession of, the Premises for the sole purpose of performing improvements or installing furniture, equipment or other personal property.

4.    Rent.

4.01 Tenant shall pay Landlord, without any setoff or deduction, unless expressly set forth in this Lease, all Base Rent and Additional Rent due for the Term (collectively referred to as “Rent”).  “Additional Rent” means Tenant’s Pro Rata Share of Taxes and Expenses, and all other costs and amounts that Tenant is required to pay Landlord under this Lease.  Base Rent and Tenant’s Pro Rata Share of Taxes and Expenses shall be due and payable in advance on the first day of each calendar month without notice or demand; provided, however, that the installment of Base Rent for the first full calendar month of the Term shall be payable upon the execution of this Lease by Tenant.  All other items of Rent shall be due and payable by Tenant on or before thirty (30) days after billing by Landlord.  Rent shall be made payable to the entity, and sent to the address, Landlord designates and shall be made by good and sufficient check or by other means acceptable to Landlord.  If Tenant does not pay any Rent when due hereunder, Tenant shall pay Landlord an administration fee equal to three percent (3%) of such amount, provided that Tenant shall be entitled to a grace period of up to five (5) days for the first two (2) late payments of Rent in a calendar year.  In addition, past due Rent shall accrue interest at the lesser of (a) four percent (4%) per annum above the then-current Base Rate, and (b) the maximum rate permitted by applicable law, and Tenant shall pay Landlord a reasonable fee for any checks returned by Tenant’s bank for any reason.  Such interest and late charges are in addition to and shall not diminish or represent a substitute for any of Landlord’s rights or remedies under any other provision of this Lease.  Landlord’s acceptance of less than the correct amount of Rent shall be considered a payment on account of the oldest obligation due from Tenant hereunder, then to any current Rent then due hereunder, notwithstanding any statement to the contrary contained on or accompanying any such payment from Tenant.  Rent for any partial month during the Term shall be prorated.  No endorsement or statement on a check or letter accompanying payment shall be considered an accord and satisfaction.  Tenant’s covenant to pay Rent is independent of every other covenant in this Lease.

4.02 Tenant shall pay Tenant’s Pro Rata Share of Taxes and Expenses in accordance with Exhibit B of this Lease.

4.03 All amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Base Rent, Tenant’s Pro Rata Share of Taxes and Expenses, Additional Rent, or Rent, shall constitute rent for purposes of Section 502(b)(6) of the United States Bankruptcy Code.

5.    Use of the Premises; Compliance with Laws.

5.01 The Premises shall be used for the Permitted Use and for no other use whatsoever. Tenant shall comply with all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity whether in effect now or later, including the Americans with Disabilities Act (collectively, “Law(s)”), regarding the operation of Tenant’s business and the use, condition, configuration and occupancy of the Premises. In addition, Tenant shall promptly comply with any Laws triggered by Tenant’s use of the Premises, other than for general office use, or Alterations or improvements in the Premises performed or requested by Tenant, including the Initial Installations.  Any repairs or Alterations related to such compliance shall be made at Tenant’s sole cost and expense (a) by Tenant in compliance with Article 8 if such repairs or Alterations do not affect the Base Building, or (b) by Landlord if such repairs or Alterations affect the Base Building.  Tenant shall promptly provide Landlord with copies of any notices it receives regarding an alleged violation of Law.  Tenant shall not exceed the standard density limit for the Building. Tenant shall comply with the rules and regulations of the Building attached as Exhibit E and such other reasonable rules, regulations and procedures adopted by Landlord from time to time, (collectively, the “Rules and Regulations”).  Landlord agrees not to enforce such Rules and Regulations more stringently against Tenant than against other tenants of the Building in general.

5.02 Tenant shall not cause or permit (a) any Hazardous Materials to be brought into the Building, (b) the storage or use of Hazardous Materials in any manner other than in full compliance with any Laws, or (iii) the escape, disposal or release of any Hazardous Materials within or in the vicinity of the Building. Nothing herein shall be deemed to prevent Tenant’s use of any Hazardous Materials customarily used in the ordinary course of office work, provided such use is in accordance with all Laws. Tenant shall be responsible, at its expense, for all matters directly or indirectly based on, or arising or resulting from the presence of Hazardous Materials in the Building which is caused or permitted by a Tenant Related Party or any of Tenant’s vendors, invitees or licensees. Tenant shall provide to Landlord copies of all communications received by Tenant with respect to any Laws relating to Hazardous Materials, and/or any claims made in connection therewith.  Landlord or its agents may perform environmental inspections of the Premises at any time.  For purposes hereof, the term “Hazardous Materials” shall mean any substances, materials or wastes currently or in the future deemed or defined in any Law as “hazardous substances,” “toxic substances,” “contaminants,” “pollutants” or words of similar import.  Landlord has not received any notices of any violations of Laws relating to the presence of Hazardous Materials at the Building.

5.03 Tenant shall not use the Premises in any manner so as to cause a cancellation of Landlord’s insurance policies, or increase the premiums thereunder, unless Tenant agrees to pay for such increased premiums.

6.    Building Services.

6.01 Landlord shall furnish Tenant with the following services: (a) municipal water for use in the Base Building lavatories; (b) customary heat and air conditioning in season during Building Service Hours, although (i) Tenant shall have the right to receive HVAC service during hours other than Building Service Hours by paying Landlord’s then-standard charge for additional HVAC service and providing such prior notice as is reasonably specified by Landlord, and (ii) if Tenant is permitted to connect any supplemental HVAC units to the Building’s condenser water loop or chilled water line, such permission shall be conditioned upon Landlord having adequate excess capacity from time to time and such connection and use shall be subject to Landlord’s reasonable approval and reasonable restrictions imposed by Landlord, and Landlord shall have the right to charge Tenant a connection fee and/or a monthly usage fee, as reasonably determined by Landlord; (c) standard janitorial service on Business Days; (d) elevator service; (e) electricity in accordance with the terms and conditions in Section 6.02; (f) access to the Building for Tenant and its employees 24 hours per day/7 days per week, subject to the terms of this Lease and such protective services or monitoring systems, if any, as Landlord may reasonably impose, including, without limitation, sign-in procedures and/or presentation of identification cards; (g) standard trash removal and removal of snow, ice and debris from the sidewalks abutting the Building; and (h) such other services as Landlord reasonably determines are necessary or appropriate for the Property.  If Landlord, at Tenant’s request, provides any services which are not Landlord’s express obligation under this Lease, including, without limitation, any repairs which are Tenant’s responsibility pursuant to Article 8 below, Tenant shall pay Landlord, or such other party designated by Landlord, the cost of providing such service plus a reasonable administrative charge.

6.02 Electricity used by Tenant in the Premises shall be paid for by Tenant by separate charge billed by the applicable utility company and payable directly by Tenant.  Without the consent of Landlord, Tenant’s use of electrical service shall not exceed 5 watts per usable square foot, of connected load to operate in the Premises Tenant’s lighting and equipment normal to office building.  Landlord shall have the right to measure electrical usage by commonly accepted methods, including the installation of measuring devices such as submeters and check meters.  If it is determined that Tenant is using electricity in such quantities or during such periods as to cause the total cost of Tenant’s electrical usage, on a monthly, per-rentable-square-foot basis, to exceed the aforesaid standard, Tenant shall pay Landlord Additional Rent for the cost of such excess electrical usage and, if applicable, for the cost of purchasing and installing the measuring device(s).

6.03 Landlord’s failure to furnish, or any interruption, delay, diminishment or termination of services due to the application of Laws, the failure of any equipment, the performance of maintenance, repairs, improvements or alterations, utility interruptions or the occurrence of an event of Force Majeure (collectively, a “Service Failure”) shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement.  However, if the Premises, or a material portion of the Premises, are made untenantable for a period in excess of ten (10) consecutive days as a result of a Service Failure that is reasonably within the control of Landlord to correct and not caused by the negligence or willful misconduct of any Tenant Related Party or any of Tenant’s vendors, invitees or licensees or otherwise due to the occurrence of a casualty, condemnation or an event of Force Majeure, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the eleventh day of the Service Failure and ending on the day the service has been restored.  If the entire Premises have not been rendered untenantable by the Service Failure, the amount of abatement shall be equitably prorated.

7.    Leasehold Improvements.

All improvements in and to the Premises, including any Alterations (collectively, “Leasehold Improvements”), shall remain upon the Premises at the end of the Term without compensation to Tenant.  In addition, Landlord, at the time Landlord approves such Leasehold Improvements, may require Tenant, at Tenant’s expense, to remove any Initial Installations or Alterations that, in Landlord’s reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (such items are collectively referred to as “Specialty Alterations”).  Specialty Alterations shall include, without limitation, internal stairways, raised floors, personal baths and showers, vaults, kitchens requiring black iron, rolling file systems,  and structural alterations and modifications.  The Specialty Alterations shall be removed by Tenant before the Termination Date. Tenant shall repair damage caused by the installation or removal of Specialty Alterations.  If Tenant fails to perform its obligations in a timely manner, Landlord may (after giving Tenant notice and an opportunity to perform) perform such work at Tenant’s expense.  Tenant, at the time it requests approval for a proposed Alteration, including any Initial Installations, may request in writing that Landlord advise Tenant whether the Alteration, including any Initial Installations, or any portion thereof, is a Specialty Alteration.  Within ten (10) days after receipt of Tenant’s request, Landlord shall advise Tenant in writing as to which portions of the alteration or other improvements are Specialty Alterations.

8.    Repairs and Alterations.

8.01 Tenant shall periodically inspect the Premises to identify any conditions that are dangerous or in need of maintenance or repair, but Tenant’s failure to discover and thereafter report any latent or non-obvious conditions shall not be a breach of this Lease.  Tenant shall promptly provide Landlord with notice of any such conditions. Tenant, at its sole cost and expense, shall perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and keep the Premises in as good condition and repair as on the Rent Commencement Date, reasonable wear and tear excepted. Tenant’s repair and maintenance obligations include, without limitation, repairs to: (a) floor covering; (b) interior partitions; (c) doors; (d) the interior side of demising walls; (e) Alterations (described in Section 8.03); (f) supplemental air conditioning units, kitchens, including hot water heaters, plumbing, and similar facilities exclusively serving Tenant, whether such items are installed by Tenant or are currently existing in the Premises; and (g) electronic, fiber, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (collectively, “Cable”).  All repairs and other work performed by Tenant or its contractors, including that involving Cable, shall be subject to the terms of Section 8.03 below.  If Tenant fails to make any repairs to the Premises for more than fifteen (15) days after notice from Landlord (although notice shall not be required in an emergency), Landlord may make the repairs, and, within thirty (30) days after demand, Tenant shall pay the reasonable cost of the repairs, together with an administrative charge in an amount equal to three percent (3%) of the cost of the repairs.

8.02 Landlord shall keep and maintain in good repair and working order and in compliance with applicable Laws and perform maintenance upon the Base Building.  As used herein “Base Building” shall include: (a) structural elements of the Building; (b) mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building in general; (c) Common Areas; (d) roof of the Building; (e) exterior windows of the Building; and (f) elevators serving the Building.  Landlord shall promptly make repairs for which Landlord is responsible.  There shall be at least one elevator in service at all times except in the case of emergency.

8.03 Tenant shall not make alterations (including the Initial Installations), repairs, additions or improvements or install any Cable (collectively referred to as “Alterations” and individually as “Alteration”) without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned or delayed. However, Landlord’s consent shall not be required for any Alteration that satisfies all of the following criteria (a “Cosmetic Alteration”):  (a) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (b) is not visible from the exterior of the Premises or Building; (c) will not affect the Base Building; and (d) does not require work to be performed inside the walls or above the ceiling of the Premises.  Cosmetic Alterations shall be subject to all the other provisions of this Section 8.03.  The Initial Installations shall be constructed pursuant to the Work Letter.  To the extent of any inconsistency between the terms of the Work Letter and this Article 8, the Work Letter shall govern.  Prior to starting work, Tenant shall furnish Landlord with (i) plans and specifications (which shall be in CAD format if requested by Landlord) for each proposed Alteration (other than Cosmetic Alterations) and with respect to Cosmetic Alterations a notice containing a description of such Cosmetic Alteration; (ii) names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Base Building and vertical Cable, as may be described more fully below); (iii) required permits and approvals; (iv) evidence of contractor’s and subcontractor’s workers compensation and public liability and property damage insurance in amounts reasonably required by Landlord and naming Landlord, Landlord’s Agent, any Mortgagees (or any successor(s)) as additional insureds; and (v) any security for performance (other than for Cosmetic Alterations) in amounts reasonably required by Landlord.  If any interference or conflict is caused by Tenant’s contractors, mechanics or laborers, upon Landlord’s request, Tenant shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building promptly.  Landlord may designate specific contractors with respect to oversight, installation, repair, connection to, and removal of vertical Cable.  All Cable shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Cable with wire) to show Tenant’s name, suite number, and the purpose of such Cable (x) every 6 feet outside the Premises (specifically including, but not limited to, the electrical room risers and any Common Areas), and (y) at the termination point(s) of such Cable.  Changes to the plans and specifications must also be submitted to Landlord for its approval.  Alterations shall be constructed in a good and workmanlike manner and free from defects using materials of a quality reasonably approved by Landlord and in compliance with all Laws, and all of Landlord’s rules and regulations and construction procedures for the performance of Alterations, and shall not affect any insurance maintained by Landlord.  Tenant shall ensure that no Alteration impairs any Building system or Landlord’s ability to perform its obligations hereunder.  Tenant shall not place a load upon any floor of the Premises that exceeds 50 pounds per square foot “live load.”  Tenant shall reimburse Landlord for any sums paid by Landlord for third party examination of Tenant’s plans for non-Cosmetic Alterations and for the provision of Building personnel during the performance of any Alteration to operate elevators or otherwise to facilitate Tenant’s Alterations.  In addition, if any non-Cosmetic Alterations cost more than $25,000, Tenant shall pay Landlord, upon demand, a fee for Landlord’s oversight and coordination thereof equal to three percent (3%) of the total cost of such non-Cosmetic Alterations.  Upon completion, Tenant shall furnish “as-built” plans (in CAD format, if requested by Landlord) for non-Cosmetic Alterations, completion affidavits, full and final waivers of lien and reasonable supporting documentation evidencing the hard and soft costs incurred by Tenant in designing and constructing any Alteration.  Landlord’s approval of an Alteration shall not be deemed a representation by Landlord that the Alteration complies with Law.  If any Alteration, including any Initial Installation, made by or on behalf of Tenant requires Landlord to make any alterations or improvements to any part of the Building in order to comply with any Laws, Tenant shall pay all costs and expenses incurred by Landlord in connection with such alterations or improvements.

9.    Entry by Landlord.

Landlord may enter the Premises to inspect, show or clean the Premises or to perform or facilitate the performance of Building operations and maintenance repairs, alterations or additions to the Premises or any portion of the Building.  Landlord may erect, use and maintain concealed ducts, pipes and conduits in and through the Premises provided such use does not cause the usable area of the Premises to be reduced beyond a de minimis amount or otherwise materially interfere or injure Tenant.  Except in emergencies or to provide Building services, Landlord shall provide Tenant with reasonable prior verbal notice of entry and shall use reasonable efforts to minimize any interference with Tenant’s use of the Premises.  If reasonably necessary, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions.  However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Building Service Hours.  Entry by Landlord shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent.

10.    Assignment and Subletting.

10.01 Except in connection with a Business Transfer, Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed if Landlord does not exercise its recapture rights under Section 10.02.  Without limitation, it is agreed that Landlord’s consent shall not be considered unreasonably withheld if the proposed transferee is a governmental entity or an occupant of the Building, or if the proposed transferee, whether or not an occupant of the Building, is in negotiations with Landlord regarding the leasing of space within the Building, or if the proposed transferee is not reputable or does not have financial means to perform all of its obligations under this Lease or the sublease, as the case may be, or if such assignment or subletting shall cause Landlord to be in breach of any “exclusive use” or similar provisions contained in any other lease of space in the Building, or if the proposed transferee would use the space for the operation of a business whose patronage arises from the solicitation of the general public to visit such proposed transferee’s office in person without a prior appointment, or if Tenant is in Default under this Lease.  If the entity(ies) which directly or indirectly controls the voting shares/rights of Tenant (other than through the ownership of voting securities listed on a recognized securities exchange) changes at any time, such change of ownership or control shall constitute a Transfer.  Any Transfer in violation of this Article 10 shall, at Landlord’s option, be deemed a Default by Tenant as described in Article 17, and shall be voidable by Landlord.  In no event shall any Transfer, including a Business Transfer, release or relieve Tenant from any obligation under this Lease, and Tenant shall remain primarily liable for the performance of the tenant’s obligations under this Lease, as amended from time to time.  Tenant shall indemnify, defend, protect and hold harmless Landlord from and against any and all Losses resulting from claims that may be made against Landlord by the transferee or anyone claiming under or through any transferee or by any broker or other persons or entities claiming a commission or similar compensation in connection with the proposed assignment or sublease, irrespective of whether Landlord shall give or decline its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under this Article 10.  Landlord’s consent to any assignment or subletting shall not relieve Tenant from the obligation to obtain Landlord’s consent to any further assignment or subletting.  Landlord’s acceptance of rent from an assignee, subtenant or occupant and the application of such amount to Rent due under this Lease shall not, in and of itself, evidence Landlord’s consent to any assignment, sublease or transfer or a release of Tenant’s obligations hereunder.

10.02 Tenant shall provide Landlord with financial statements for the proposed transferee (or, in the case of a change of ownership or control, for the proposed new controlling entity(ies)), a fully executed copy of the proposed assignment, sublease or other Transfer documentation and such other information as Landlord may reasonably request. Within fifteen (15) Business Days after receipt of the required information and documentation, Landlord shall either: (a) consent to the Transfer by execution of a consent agreement in a form reasonably designated by Landlord; (b) reasonably refuse to consent to the Transfer in writing; or (c) recapture the portion of the Premises that Tenant is proposing to Transfer, provided, that, upon notice of Landlord’s intent to recapture such portion of the Premises, Tenant may withdraw its request for approval and cancel Landlord’s right to recapture.  If Landlord exercises its right to recapture, this Lease shall automatically be amended (or terminated if the entire Premises is being assigned or sublet) to delete the applicable portion of the Premises effective on the proposed effective date of the Transfer, although Landlord may require Tenant to execute a reasonable amendment or other document reflecting such reduction or termination.  Tenant shall, upon demand, reimburse Landlord for all reasonable expenses incurred by Landlord in connection with any Transfer or Business Transfer, including any investigations as to the acceptability of the transferee and all legal costs reasonably incurred in connection with the granting of any requested consent.

10.03 Tenant shall pay Landlord fifty percent (50%) of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer.  Tenant shall pay Landlord for Landlord’s share of the excess within thirty (30) days after Tenant’s receipt of the excess.  In determining the excess due Landlord, Tenant may deduct from the excess, on a straight-line basis, all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer.  If Tenant is in Default, Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of Tenant’s share of payments received by Landlord.  All subleases shall provide that in the event of a Default under this Lease which results in a termination hereof, the sublease shall also be terminated unless Landlord, at Landlord’s option, elects in writing to recognize the sublease as a direct lease with Landlord.  The sublease shall further provide that in such event the subtenant shall be deemed to have waived the provisions of any law now or hereinafter in effect and/or any provisions of the sublease which may give the subtenant the right to elect to terminate the sublease or surrender possession of the sublet space and Landlord shall not be (a) liable for any previous act or omission of Tenant under such sublease, (b) subject to any counterclaim offset, or defense not expressly provided in such sublease or which theretofore accrued to such subtenant against Tenant, or (c) bound by any previous modification of such sublease not consented to by Landlord or by any prepayment of more than one month’s rent.

10.04 Tenant may assign this Lease to a successor to Tenant by merger, consolidation or the purchase of substantially all of Tenant’s stock or assets, or assign this Lease or sublet all or a portion of the Premises to an Affiliate, without the consent of Landlord, provided that all of the following conditions are satisfied (a “Business Transfer”):  (a) Tenant must not be in Default at the time of the Business Transfer; (b) Tenant must give Landlord written notice at least fifteen (15) Business Days before such Transfer; and (c) if such Transfer will result from a merger or consolidation of Tenant with another entity, then the Credit Requirement must be satisfied.  Tenant’s notice to Landlord shall include information and documentation evidencing the Business Transfer and showing that each of the above conditions has been satisfied.  If requested by Landlord, Tenant’s successor shall sign and deliver to Landlord a commercially reasonable form of assumption agreement.  “Affiliate” shall mean an entity controlled by, controlling or under common control with Tenant.  The “Credit Requirement” shall be deemed satisfied if, as of the date immediately preceding the date of the Transfer, the financial strength of the entity with which Tenant is to merge or consolidate is not less than that of Tenant, as determined based on credit ratings of such entity and Tenant by both Moody’s and Standard & Poor’s (or by either such agency alone, if applicable ratings by the other agency do not exist).

10.05 Notwithstanding anything to the contrary contained in this Article 10, neither Tenant nor any other person having a right to possess, use, or occupy (for convenience, collectively referred to in this subsection as “Use”) the Premises shall enter into any lease, sublease, license, concession or other agreement for Use of all or any portion of the Premises which provides for rental or other payment for such Use based, in whole or in part, on the net income or profits derived by any person that leases, possesses, uses, or occupies all or any portion of the Premises (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a transfer of any right or interest in the Use of all or any part of the Premises.

10.06 If Landlord consents to a proposed assignment or sublease and (a) Tenant fails to execute and deliver to Landlord such assignment or sublease within ninety (90) days after the giving of such consent, or (b) the amount of space subject to such sublease varies by more than ten percent (10%) from that originally specified, then Tenant shall again comply with all of the provisions and conditions of Article 10 before assigning this Lease or subletting all or part of the Premises.  If Landlord consents to a proposed assignment or sublease and a Default occurs prior to the effective date of such assignment or subletting, then Landlord’s consent shall be immediately deemed revoked without further notice to Tenant, and if such assignment or subletting would have been permitted without Landlord’s consent pursuant to Section 10.04 above, such permission shall be void and without force or effect.

10.07 If at any time after an assignment by Tenant named herein, this Lease is not affirmed or is rejected in any bankruptcy proceeding or any similar proceeding concerning the assignee, or upon a termination of this Lease due to any such proceeding, Tenant named herein, upon request of Landlord given after such disaffirmance, rejection or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord), shall (a) pay to Landlord all Rent and other charges due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination, and (b) as “tenant,” enter into a new lease of the Premises with Landlord for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Termination Date, at the same Rent and upon the then executory terms, covenants and conditions contained in this Lease, except that (i) the rights of Tenant named herein under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any persons claiming through or under such assignee or by virtue of any statute or of any order of any court, (ii) such new lease shall require all defaults existing under this Lease to be cured by Tenant named herein with due diligence, and (iii) such new lease shall require Tenant named herein to pay all Rent which, had this Lease not been so disaffirmed, rejected or terminated, would have become due under the provisions of this Lease after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. If Tenant named herein defaults in its obligations to enter into such new lease for a period of ten (10) days after Landlord’s request, then, in addition to all other rights and remedies by reason of default, either at law or in equity, Landlord shall have the same rights and remedies against Tenant named herein as if it had entered into such new lease and such new lease had thereafter been terminated as of the commencement date thereof by reason of Tenant’s default thereunder.

11.    Liens.

Tenant shall not permit mechanics’ or other liens to be placed upon the Property, Premises or Tenant’s leasehold interest in connection with any work or service done or purportedly done by or for the benefit of Tenant or its transferees.  Tenant shall give Landlord notice at least fifteen (15) days prior to the commencement of any work in the Premises to afford Landlord the opportunity, where applicable, to post and record notices of non-responsibility.

Tenant, within ten (10) days of notice from Landlord, shall fully discharge any lien by settlement, by bonding or by insuring over the lien in the manner prescribed by the applicable lien Law and, if Tenant fails to do so, Tenant shall be deemed in Default under this Lease and, in addition to any other remedies available to Landlord as a result of such Default by Tenant, Landlord, at its option, may bond, insure over or otherwise discharge the lien.  Tenant shall reimburse Landlord for any amount paid by Landlord, including, without limitation, reasonable attorneys’ fees.

12.    Indemnity and Waiver of Claims.

12.01 Tenant shall not do or permit to be done any act or thing upon the Premises or the Building which may subject Landlord to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of any Law, and shall exercise such control over the Premises as to fully protect Landlord against any such liability.  To the fullest extent permitted by law, and except to the extent of any such injury or damage resulting from the negligence or willful misconduct of Landlord or Landlord Related Parties, Tenant shall indemnify, defend, protect and hold harmless Landlord and each of the Landlord Related Parties from and against any and all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys fees and costs and other professional fees and costs (collectively referred to as “Losses”), resulting from any claims (i) against Landlord or the Landlord Related Parties arising from any act, omission or negligence of any of the Tenant Related Parties, (ii) against Landlord or the Landlord Related Parties arising from any accident, injury or damage to any person or to the property of any person and occurring in or about the Premises, and (iii) against Landlord or the Landlord Related Parties resulting from any breach, violation or nonperformance of any covenant, condition or agreement of this Lease on the part of Tenant to be fulfilled, kept, observed or performed.

12.02 Landlord shall indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents (“Tenant Related Parties”) harmless against and from all Losses which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties by any third party and arising out of or in connection with any accident, damage or injury occurring in or about the Building (other than tenant leased premises) and Common Areas to the extent attributable to the negligence or willful misconduct of Landlord’s employees or agents.

12.03 The Landlord Related Parties shall not be liable or be responsible in any way for, and Tenant hereby waives all claims against and releases Landlord, Landlord’s Agent, each Mortgagee, and each of their respective direct and indirect partners, officers, shareholders, directors, managers, members, trustees, beneficiaries, employees, principals, contractors, servants, agents, and representatives (the “Landlord Related Parties”) from all claims for any injury to or death of persons, damage to property or business loss in any manner related to (a) Force Majeure, (b) acts of third parties, (c) except to the extent attributable to the negligence or willful misconduct of Landlord or Landlord’s Agent, the bursting or leaking of any tank, water closet, drain or other pipe, (d) except to the extent attributable to the negligence or willful misconduct of Landlord or Landlord’s Agent, the inadequacy or failure of any security or protective services, personnel or equipment, or (e) any matter not within the reasonable control of Landlord.  In addition, none of the Landlord Related Parties shall be liable for any loss or damage for which Tenant is required to insure, nor for any loss or damage resulting from any construction, alterations or repair.

12.04 If any claim, action or proceeding is made or brought against any Landlord Related Party for which Tenant’s indemnity obligations in Section 12.01 apply, then upon demand by a Landlord Related Party, Tenant, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the Landlord Related Party’s name (if necessary), by attorneys approved by the Landlord Related Party, which approval shall not be unreasonably withheld (attorneys for Tenant’s insurer shall be deemed approved for purposes of this Section 12.04). Notwithstanding the foregoing, a Landlord Related Party may retain its own attorneys to participate or assist in defending any claim, action or proceeding involving potential liability in excess of the amount available under Tenant’s liability insurance carried under Article 13 for such claim and Tenant shall pay the reasonable fees and disbursements of such attorneys. If Tenant fails to diligently defend or if there is a legal conflict or other conflict of interest, then Landlord may retain separate counsel at Tenant’s expense. Notwithstanding anything herein contained to the contrary, Tenant may direct the Landlord Related Party to settle any claim, suit or other proceeding provided that (a) such settlement shall involve no obligation on the part of the Landlord Related Party other than the payment of money, (b) any payments to be made pursuant to such settlement shall be paid in full exclusively by Tenant at the time such settlement is reached, (c) such settlement shall not require the Landlord Related Party to admit any liability, and (d) the Landlord Related Party shall have received an unconditional release from the other parties to such claim, suit or other proceeding.

13.    Insurance.

13.01 Tenant’s Insurance.

(a) Tenant, at its expense, shall obtain and maintain in full force and effect the following insurance policies throughout the term of the Lease (“Tenant’s Insurance”):

(A) a policy of commercial general liability insurance on an occurrence basis against claims for personal injury, bodily injury, death and/or property damage occurring in or about the Building, under which Tenant is named as the insured and Landlord, Landlord’s Agent and any Mortgagees whose names have been furnished to Tenant are named as additional insureds (the “Insured Parties”).  Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of the Insured Parties, and Tenant shall obtain blanket broad-form contractual liability coverage to insure its indemnity obligations set forth in Article 12.  The minimum limits of liability applying exclusively to the Premises shall be a combined single limit with respect to each occurrence in an amount of not less than $3,000,000 (with a deductible not to exceed $10,000.00) which may be satisfied by combination with an umbrella policy; provided, however, that Landlord shall retain the right to require Tenant to increase such coverage from time to time to that amount of insurance which in Landlord’s reasonable judgment is then being customarily required by landlords for similar office space in Comparable Buildings;

(B) insurance against loss or damage by fire, and such other risks and hazards as are insurable under then available standard form of “All Risk” property insurance policies, insuring Tenant’s contents, fixtures, and equipment (“Tenant’s Property”) and all Alterations and improvements to the Premises (including the Initial Installations), for the full replacement value thereof or replacement cost thereof, having a deductible amount, if any, not in excess of $25,000.  Landlord, Landlord’s Agent and any Mortgagees whose names have been furnished to Tenant shall be included as loss payee(s) with respect to all Leasehold Improvements;

(C) during the performance of any Alteration, until completion thereof, Builder’s Risk insurance on an “all risk” basis including a Permission to Complete and Occupy endorsement, for full replacement value covering the interest of Landlord and Tenant (and their respective contractors and subcontractors) in all work incorporated in the Building and all materials and equipment in or about the Premises;

(D) Business Interruption Insurance covering a minimum of one year of  actual loss sustained;

(E) Workers’ Compensation Insurance, as required by law or by statute, and Employer’s Liability with a limit of not less than $1,000,000 each accident for bodily injury by accident or $1,000,000 each employee for bodily injury by disease;

(F) Such other insurance in such amounts as the Insured Parties may reasonable require from time to time.

(b) All insurance required to be carried by Tenant (i) shall contain a provision that (x) no act or omission of Tenant shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained, and (y) shall be non-cancelable and/or no material change in coverage shall be made thereto unless the Insured Parties receive thirty (30) days prior notice by certified mail, return receipt requested or by a recognized overnight delivery service and (ii) shall be effected under valid and enforceable policies issued by reputable insurers authorized to do business in the state in which the demised premises is located and rated in Best’s Insurance Guide, or any successor thereto as having a “Best’s Rating” of “A” or better and a “Financial Size Category” of at least “X” or better, or, if such ratings are not then in effect, the equivalent thereof or such other financial rating as Landlord may at any time consider appropriate.

(c) On or prior to the earlier to occur of the Rent Commencement Date or the date Tenant is provided with possession of the Premises, Tenant shall deliver to Landlord appropriate certificates of insurance that evidence the insurance required to be carried by this Article 13, the waivers of subrogation required by Article 14, that the Insured Parties are named as additional insureds/loss payees, as applicable as required pursuant to this Article 13 (each a “Policy”, collectively the “Policies”) and that the commercial general liability insurance is primary, non-contributory and excess of other valid and collectible insurance.  Evidence of each renewal or replacement of the Policies shall be delivered by Tenant to Landlord at least ten (10) days prior to the expiration of the Policies.  The insurance company is to advise all Insured Parties in writing by certified mail, return receipt requested, or by recognized overnight delivery service, at least thirty (30) days in advance of any termination or change to the Policies that would affect the interest of any of the Insured Parties and evidence that such certification conveys to the Insured Parties all the rights and privileges afforded under the Policies as primary insurance.

(d) By requiring insurance herein, Landlord does not represent that coverage and limits will necessarily be adequate to protect Tenant, and such coverage and limits shall not be deemed a limitation on, or transfer of Tenant’s liability under the indemnities granted to Landlord in this contract.

(e) Any claims made against such insurance policies shall survive the expiration of the Lease. All rights that inure to the benefit of the Landlord shall not be prejudiced by the expiration of the Lease.

14.    Waiver of Subrogation.

Landlord and Tenant hereby waive any and all rights to recovery, claims, actions, or causes of action against the other and shall have no liability to the other, or to any insurer, by way of subrogation or otherwise, on account of any loss or damage to their respective property, the Premises or its contents or the Building, regardless of whether such loss or damage is caused by the negligence of Landlord or Tenant, arising out of any of the perils or casualties insured against by the property insurance policies carried, or required to be carried, by the parties pursuant to this Lease.  In addition, Landlord and Tenant shall have no liability to one another for any deductible amount carried under any policy.  The insurance policies obtained by Landlord and Tenant pursuant to this Lease, shall require waivers of subrogation which the insurer may otherwise have against the non-insuring party.  Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for, (i) damage to any Leasehold Improvements, (ii) Tenant’s Property, (iii) any loss suffered by Tenant due to interruption of Tenant’s business.

15.    Casualty Damage.

15.01 If all or any portion of the Premises becomes untenantable or inaccessible by fire or other casualty to the Premises or the Common Areas (collectively a “Casualty”), Landlord, with reasonable promptness, shall cause a general contractor selected by Landlord to provide Landlord with a written estimate of the amount of time required, using standard working methods, to substantially complete the repair and restoration of the Premises and any Common Areas necessary to provide access to the Premises (“Completion Estimate”).  Landlord shall promptly forward a copy of the Completion Estimate to Tenant.  If the Completion Estimate indicates that the Premises or any Common Areas necessary to provide access to the Premises cannot be made tenantable within twelve (12) months from the date the repair is started, then either party shall have the right to terminate this Lease upon written notice to the other within ten (10) days after Tenant’s receipt of the Completion Estimate, in which case this Lease shall be deemed terminated effective as the date which is thirty (30) days following the date of such notice.  Tenant, however, shall not have the right to terminate this Lease if the Casualty was caused by the negligence or intentional misconduct of Tenant or any Tenant Related Parties.  In addition, Landlord, by notice to Tenant within ninety (90) days after the date of the Casualty, shall have the right to terminate this Lease effective as of the date which is thirty (30) days following the date of such notice if:  (a) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; (b) the damage is not fully covered, except for deductible amounts, by Landlord’s insurance policies; or (c) the Premises are totally damaged or are rendered wholly untenantable, or the Building shall be so damaged that, in Landlord’s reasonable opinion, substantial alteration, demolition, or reconstruction of the building shall be required.  Notwithstanding anything to the contrary in this Article 15, if any damage during the final eighteen (18) months of the Term renders the Premises wholly untenantable, either

Landlord or Tenant may terminate this Lease by notice to the other party within thirty (30) days after the occurrence of such damage, and this Lease shall expire on the 30th day following the date of such notice.  For purposes of the preceding sentence, the Premises shall be deemed wholly untenantable if Tenant shall be precluded from using more than fifty percent (50%) of the Premises for the conduct of its business and Tenant’s inability to so use the Premises is reasonably expected to continue for more than ninety (90) days.

15.02 If this Lease is not terminated, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, restore the Building (including the Premises) and Common Areas.  Such restoration shall be to substantially the same condition that existed prior to the Casualty, except for modifications required by Law or any other modifications to the Common Areas deemed desirable by Landlord.  Notwithstanding anything herein to the contrary, Landlord shall have no obligation whatsoever to repair or restore any of the Leasehold Improvements or any other improvements or decorations to the Premises except to the extent the proceeds of the insurance carried by Tenant are timely received by Landlord.  Upon notice from Landlord, Tenant agrees that Tenant shall assign or endorse over to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant’s Insurance with respect to any Leasehold Improvements performed by or for the benefit of Tenant; provided if the estimated cost to repair such Leasehold Improvements exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repairs.  Within 15 days of demand, Tenant shall also pay Landlord for any additional excess costs that are determined during the performance of the repairs to such Leasehold Improvements.  In no event shall Landlord be required to spend more for the restoration of the Building and Common Areas than the proceeds received by Landlord, whether insurance proceeds or proceeds from Tenant.  Landlord shall not be liable for any inconvenience to Tenant, or injury to Tenant’s business resulting in any way from the Casualty or the repair thereof.  Provided that Tenant is not in Default (including in default of Tenant’s obligations contained in this Section 15.02), at the time that all or a material portion of the Premises is rendered untenantable as a result of a Casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant.

15.03 None of the Insured Parties shall be liable for any injury or damage to persons or property or interruption of Tenant’s business resulting from fire or other casualty, any damage caused by other tenants or persons in the Building, or by construction of any private, public or quasi-public work, or any latent defect in the Premises, in the Building (except that Landlord shall be required to repair the same to the extent provided in Article 8).  No penalty shall accrue for delays which may arise by reason of adjustment of casualty insurance on the part of Landlord or for delays caused by Force Majeure arising from any repair or restoration of any portion of the Building, provided that Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises during the performance of any such repair or restoration.

16.    Condemnation.

Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”).  Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building.  The terminating party shall provide written notice of termination to the other party within forty-five (45) days after it first receives notice of the Taking.  The termination shall be effective as of the effective date of any order granting possession to, or vesting legal title in, the condemning authority.  If this Lease is not terminated, Base Rent and Tenant’s Pro Rata Share shall be appropriately adjusted to account for any reduction in the Rentable Square Footage of the Building or the Rentable Square Footage of the Premises. All compensation awarded for a Taking shall be the property of Landlord.  The right to receive compensation or proceeds are expressly waived by Tenant, provided, however, Tenant may file a separate claim for Tenant’s Property and Tenant’s reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord’s award.  If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will, subject to the provisions of any Mortgage, restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking; provided, however, that Landlord shall not be required to spend more than it collects as an award.  If there is a temporary Taking of all or any part of the Premises during the Term, Tenant shall give prompt notice to Landlord, the Term shall not be reduced or affected in any way, and Tenant shall continue to pay all Rent payable by Tenant without reduction or abatement and to perform all of its other obligations under this Lease, except to the extent prevented from doing so by the condemning authority.  Tenant shall be entitled to receive any award or payment from the condemning authority for such use, which shall be received, held and applied by Tenant as a trust fund for payment of the Rent falling due.

17.    Events of Default.

In addition to any other default specifically described in this Lease, each of the following occurrences shall be a “Default”: (a) Tenant’s failure to pay any portion of Rent when due or any other sum (other than payment or replenishment of the Deposit which is governed by clause (k) below) required to be paid by Tenant under this Lease or under any other agreement between Landlord (or Landlord’s predecessors in title) and Tenant, if the failure continues for five (5) days after written notice, which notice may be in the form of an Illinois Statutory 5 day notice utilized in forcible entry and detainer proceedings to Tenant, except that if Landlord shall have given two (2) such notices of default in the payment of any Rent in any 12-month period, Tenant shall not be entitled to any further notice of its delinquency in the payment of Rent or any extended period in which to make payment until such time as twelve (12) consecutive months have elapsed without Tenant having failed to make any such payment when due (“Monetary Default”); (b) Tenant’s failure (other than a Monetary Default) to comply with any term, provision, condition or covenant of this Lease, if the failure is not cured within ten (10) days after written notice to Tenant provided, however, if Tenant’s failure to comply cannot reasonably be cured within ten (10) days, Tenant shall be allowed additional time (not to exceed sixty (60) days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within ten (10) days and diligently pursues the cure to completion; (c) Tenant permits a Transfer without Landlord’s required approval or otherwise in violation of Article 10 of this Lease; (d) Tenant becomes insolvent, makes a transfer in fraud of creditors, makes an assignment for the benefit of creditors, admits in writing Tenant’s inability to pay Tenant’s debts when due or forfeits or loses its right to conduct business; (e) Tenant files any voluntary petition in bankruptcy or for corporate reorganization or any similar relief;  (f) any involuntary petition in bankruptcy shall be filed against Tenant under any federal or state bankruptcy or insolvency act and shall not have been dismissed within ninety (90) days from the filing thereof; (g) a receiver is appointed for Tenant by any court and such receiver is appointed for Tenant or any of the property of Tenant by any court and such receiver shall not have been dismissed within ninety (90) days from the date of his appointment; (h) the leasehold estate is taken by process or operation of Law; (i) in the case of any ground floor or retail Tenant, Tenant does not take possession of or abandons or vacates all or any portion of the Premises; (j) Tenant is in default beyond any notice and cure period under any other lease or agreement with Landlord at the Building or Property; or (k) Tenant fails to pay or to replenish the Deposit as provided in Article 25 hereof.  If Landlord provides Tenant with notice of Tenant’s failure to comply with any specific provision of this Lease (other than a Monetary Default which is governed by clause (a) above) on three (3) separate occasions during any 12-month period, Tenant’s subsequent violation of such provision shall, at Landlord’s option, be an incurable Default by Tenant. All notices sent under this Article shall be in satisfaction of, and not in addition to, notice required by Law.

18.    Remedies.

18.01 Upon Default, Landlord shall have the right to pursue any one or more of the following remedies in addition to all other rights and remedies provided at law or in equity or elsewhere herein:

(a) Terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord.  If Tenant fails to surrender the Premises, Landlord, in compliance with Law, may enter upon and take possession of the Premises and remove Tenant, Tenant’s Property and any party occupying the Premises. Tenant shall pay Landlord, on demand, all past due Rent and other losses and damages Landlord suffers as a result of Tenant’s Default, including, without limitation, all Costs of Reletting and any deficiency that may arise from reletting or the failure to relet the Premises.  “Costs of Reletting” shall include all reasonable costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including, without limitation, legal fees, brokerage commissions, the cost of alterations and the value of other concessions or allowances granted to a new tenant.

(b) Terminate Tenant’s right to possession of the Premises and, in compliance with Law, remove Tenant, Tenant’s Property and any parties occupying the Premises.  Landlord may (but shall not be obligated to) relet all or any part of the Premises, without notice to Tenant, for such period of time and on such terms and conditions (which may include concessions, free rent and work allowances) as Landlord in its absolute discretion shall determine.  To the extent required by Law, Landlord shall use commercially reasonable efforts to mitigate its damages.  Landlord may collect and receive all rents and other income from the reletting.  Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any deficiency arising from the reletting or failure to relet the Premises. The re-entry or taking of possession of the Premises shall not be construed as an election by Landlord to terminate this Lease.

18.02 In lieu of calculating damages under Section 18.01, Landlord may elect to receive as damages the sum of (a) all Rent accrued through the date of termination of this Lease or Tenant’s right to possession, and (b) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at the Base Rate then in effect, minus the then present fair rental value of the Premises for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Reletting.

18.03 If Tenant is in Default (i.e. after the expiration of all notice and cure periods) of any of its non-monetary obligations under this Lease, or in the event of an emergency at any time that Tenant is in default (regardless of whether notice has been sent to Tenant and the time period to cure has passed) of its obligations under this Lease, Landlord shall have the right to perform such obligations.  Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to ten percent (10%) of the cost of the work performed by Landlord. The repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under this Lease.  No right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity.

18.04 Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, hereby waives all rights which Tenant and all such persons might otherwise have under any Law (i) to the service of any notice of intention to re-enter or to institute legal proceedings, (ii) to redeem, or to re-enter or repossess the Premises, or (iii) to restore the operation of this Lease, after (A) Tenant shall have been dispossessed by judgment or by warrant of any court or judge, (B) any re-entry by Landlord, or (C) any expiration or early termination of the term of this Lease, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words “re-enter,” “re-entry” and “re-entered” as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

18.05 TENANT HEREBY WAIVES ITS RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON OR RELATED TO THE SUBJECT MATTER OF THIS LEASE AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED.  THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY TENANT AND TENANT ACKNOWLEDGES NEITHER LANDLORD NOR ANY PERSON ACTING ON BEHALF OF LANDLORD HAS MADE ANY REPRESENTATIONS OF FACT TO INCLUDE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.  TENANT ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS LEASE AND THAT LANDLORD HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS LEASE AND THAT LANDLORD WILL CONTINUE TO RELY ON THIS WAIVER IN ITS FUTURE DEALINGS WITH TENANT.  TENANT FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

19.    Limitation of Liability.

THE LIABILITY OF LANDLORD FOR LANDLORD’S OBLIGATIONS UNDER THIS LEASE SHALL BE LIMITED TO LANDLORD’S INTEREST IN THE REAL PROPERTY AND TENANT SHALL NOT LOOK TO ANY OTHER PROPERTY OR

ASSETS OF LANDLORD, OR THE PROPERTY OR ASSETS OF ANY DIRECT OR INDIRECT PARTNER, MEMBER, MANAGER, SHAREHOLDER, DIRECTOR, OFFICER, PRINCIPAL, EMPLOYEE OR AGENT OF LANDLORD (COLLECTIVELY, THE “LANDLORD PARTIES”) IN SEEKING EITHER TO ENFORCE LANDLORD’S OBLIGATIONS UNDER THIS LEASE OR TO SATISFY A JUDGMENT FOR LANDLORD’S FAILURE TO PERFORM SUCH OBLIGATIONS; AND NONE OF THE LANDLORD PARTIES SHALL BE PERSONALLY LIABLE FOR THE PERFORMANCE OF LANDLORD’S OBLIGATIONS UNDER THIS LEASE.

20.    Relocation.

Landlord, at its expense, at any time before or during the Term, may, one time during the Term, relocate Tenant from the Premises to space of reasonably comparable size and utility (“Relocation Space”) within the Building upon sixty (60) days’ prior written notice to Tenant.  From and after the date of the relocation, the Base Rent and Tenant’s Pro Rata Share shall be adjusted based on the rentable square footage of the Relocation Space.  Landlord shall pay Tenant’s reasonable costs of relocation, including all costs for moving Tenant’s furniture, equipment, supplies and other personal property, as well as the cost of printing and distributing change of address notices to Tenant’s customers and one month’s supply of stationery showing the new address.  Landlord shall have no liability to Tenant by reason of any such relocation, including as a result of any inconvenience or interference with Tenant’s business.

21.    Holding Over.

If Tenant fails to surrender all or any part of the Premises at the termination of this Lease, occupancy of the Premises after termination shall be that of a tenancy at sufferance.  Tenant’s occupancy shall be subject to all the terms and provisions of this Lease, and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% of the sum of the Base Rent and Additional Rent due for the month immediately preceding the holdover for the first month of such holdover and 200% of the sum of the Base Rent and Additional Rent due for the month immediately preceding the holdover for each month thereafter.  No holdover by Tenant or payment by Tenant after the termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant’s holdover and Tenant fails to vacate the Premises within fifteen (15) days after notice from Landlord, Tenant shall be liable for all damages that Landlord suffers from the holdover.

22.    Subordination to Mortgages; Estoppel Certificate.

22.01 Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”. Upon request, Tenant, without charge, shall attorn to any successor to Landlord’s interest in this Lease.  This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee (i) evidencing such attornment, (ii) setting forth the terms and conditions of Tenant’s tenancy, and (iii) containing such other terms and conditions as may be required by such Mortgagee, provided such terms and conditions do not increase the Rent, materially increase Tenant’s other obligations or materially and adversely affect Tenant’s rights under this Lease. Upon such attornment this Lease shall continue in full force and effect as a direct lease between such successor landlord and Tenant upon all of the terms, conditions and covenants set forth in this Lease except that such successor landlord shall not be: i) liable for any act or omission of Landlord (except to the extent such act or omission continues beyond the date when such successor landlord succeeds to Landlord’s interest and Tenant gives notice of such act or omission); (ii) subject to any defense, claim, counterclaim, set-off or offset which Tenant may have against Landlord; (iii) bound by any prepayment of more than one month’s Rent to any prior landlord; (iv) bound by any obligation to make any payment to Tenant which was required to be made prior to the time such successor landlord succeeded to Landlord’s interest; (v) bound by any obligation to perform any work or to make improvements to the Premises except for (x) repairs and maintenance required to be made by Landlord under this Lease, and (y) repairs to the Premises as a result of damage by fire or other casualty or a partial condemnation pursuant to the provisions of this Lease, but only to the extent that such repairs can reasonably be made from the net proceeds of any insurance or condemnation awards, respectively, actually made available to such successor landlord; (vi) bound by any modification, amendment or renewal of this Lease made without successor landlord’s consent; (vii) liable for the repayment of any security deposit or surrender of any letter of credit, unless and until such security deposit actually is paid or such letter of credit is actually delivered to such successor landlord; or (viii) liable for the payment of any unfunded tenant improvement allowance, refurbishment allowance or similar obligation.  As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease.

22.02 As long as any Mortgage exists, Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord until (a) Tenant shall have given notice of such act or omission to all Mortgagees, and (b) a reasonable period of time shall have elapsed following the giving of notice of such default and the expiration of any applicable notice or grace periods (unless such act or omission is not capable of being remedied within a reasonable period of time), during which period such Mortgagees shall have the right, but not the obligation, to remedy such act or omission and thereafter diligently proceed to so remedy such act or omission.  If any Mortgagee elects to remedy such act or omission of Landlord, Tenant shall not seek to terminate this Lease so long as such Mortgagee is proceeding with reasonable diligence to effect such remedy.

22.03 Tenant shall, within seven (7) days after receipt of a written request from Landlord, execute and deliver a commercially reasonable estoppel certificate as reasonably requested by Landlord (including a Mortgagee or prospective purchaser). Without limitation, such estoppel certificate may include a certification as to the status of this Lease, the existence of any defaults and the amount of Rent that is due and payable.

23.    Notice.

All demands, approvals, consents or notices (collectively referred to as a “notice”) shall be in writing and delivered by hand or sent by registered, express, or certified mail, with return receipt requested or with delivery confirmation requested from the U.S. postal service, or sent by overnight or same day courier service at the party’s respective Notice Address(es) set forth in

Section 1.14; provided, however, notices sent by Landlord regarding general Building operational matters may be posted in the Building mailroom or the general Building newsletter or sent via e-mail to the e-mail address provided by Tenant to Landlord for such purpose.  In addition, if the Building is closed (whether due to emergency, governmental order or any other reason), then any notice address at the Building shall not be deemed a required notice address during such closure, and, unless Tenant has provided an alternative valid notice address to Landlord for use during such closure, any notices sent during such closure may be sent via e-mail or in any other practical manner reasonably designed to ensure receipt by the intended recipient.  Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or any other Notice Address of Tenant without providing a new Notice Address, three (3) days after notice is deposited in the U.S. mail or with a courier service in the manner described above.  Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address.

24.    Surrender of Premises.

At the termination of this Lease or Tenant’s right of possession, Tenant shall remove Tenant’s Property and any Specialty Alterations from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in as good order, condition and repair as on the Rent Commencement Date, ordinary wear and tear and damage which Landlord is obligated to repair hereunder excepted.  If Tenant fails to remove any of Tenant’s Property or Specialty Alterations, or to restore the Premises to the required condition, within five (5) days after termination of this Lease or Tenant’s right to possession, Landlord, at Tenant’s sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant’s Property and/or perform such restoration of the Premises.  Landlord shall not be responsible for the value, preservation or safekeeping of Tenant’s Property.  Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred.  If Tenant fails to remove Tenant’s Property from the Premises or storage, within thirty (30) days after notice, Landlord may deem all or any part of Tenant’s Property to be abandoned and, at Landlord’s option, title to Tenant’s Property shall vest in Landlord or Landlord may dispose of Tenant’s Property in any manner Landlord deems appropriate.

25.    Deposit.

25.01 Landlord’s obligations and Tenant’s rights hereunder are expressly conditioned upon Tenant depositing, concurrently with Tenant’s execution hereof, the Deposit as security for the prompt, full and faithful performance by Tenant of each and every provision of this Lease and of all obligations of Tenant hereunder.  Such Deposit shall be in the form of a Letter of Credit.

25.02 The term “Letter of Credit” as used herein shall mean an irrevocable, unconditional letter of credit, in the form attached as Exhibit G or in a form and substance otherwise acceptable to Landlord in Landlord’s sole judgment, expiring no earlier than one hundred twenty (120) days after the expiration of the Term (as the same may be extended) in the amount of the Deposit issued by a national bank acceptable to Landlord, in Landlord’s sole judgment, which Letter of Credit (i) shall be payable to Landlord upon demand made pursuant to presentation of an unconditional sight draft without accompanying certificate and (ii) shall be renewed as hereafter provided in Section 25.04 below.

25.03 If Tenant fails to perform any of its obligations hereunder, Landlord may use, apply or retain the whole or any part of the Deposit for the payment of: (i) any Rent or other sums of money which Tenant may not have paid when due; (ii) any sum expended by Landlord on behalf of Tenant in accordance with the provisions of this Lease; or (iii) any sum which Landlord may expend or be required to expend by reason of a Default by Tenant, including, without limitation, any damage or deficiency in or from the reletting of the Premises as provided in Article 17 hereof.  The use, application or retention of the Deposit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law (it being intended that Landlord shall not first be required to proceed against the Deposit) and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.  If any portion of the Deposit is used, applied or retained by Landlord for the purposes set forth above, Tenant agrees, within ten (10) days after the written demand therefor is made by Landlord, to reinstate the Letter of Credit in an amount sufficient to restore the Deposit to its original amount.

25.04 No later than ninety (90) days prior to the expiration of any Letter of Credit then deposited hereunder, Tenant shall deliver to Landlord a new Letter of Credit expiring not earlier than one (1) year from the expiration of the prior Letter of Credit and meeting all of the other requirements set forth herein or an amendment to the existing Letter of Credit extending the maturity date thereof for one (1) year.  In the event Tenant fails to timely provide such substitute Letter of Credit or amendment to the existing Letter of Credit, Landlord shall be entitled to draw the full amount of the existing Letter of Credit.

25.05 If Tenant shall fully and faithfully comply with all of the provisions of this Lease, the Deposit, or any balance thereof, shall be returned to Tenant without interest after the expiration of the Term or upon any later date after which Tenant has vacated the Premises, and following the payment by Tenant of any deficiency owed by Tenant with respect to Tenant’s Pro Rata Share of Taxes and Expenses for the final Lease Year hereof following the reconciliation thereof in accordance with Exhibit B hereof. In the absence of evidence satisfactory to Landlord of any permitted assignment of the right to receive the Deposit, or of the remaining balance thereof, Landlord may return the same to the original Tenant, regardless of one or more assignments of Tenant’s interest in this Lease or the Deposit. In such event, upon the return of the Deposit, or the remaining balance thereof to the original Tenant, Landlord shall be completely relieved of liability under this Article 25 or otherwise with respect to the Deposit.

25.06 Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Land and the Building and in this Lease and Tenant agrees that if such a transfer or mortgage occurs, Landlord shall have the right to transfer or assign the Deposit to the transferee or mortgagee. Upon such transfer or assignment, Landlord shall thereby be released by Tenant from all liability or obligation for the return of such Deposit and Tenant shall look solely to such transferee or mortgagee for the return of the Deposit.  In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit  to the issuing bank such applications, documents and instruments as may be necessary to effectuate such transfer, and Tenant shall be responsible for paying the issuing bank’s transfer and processing fees in connection therewith.

25.07 Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Deposit whether in the form of cash or a Letter of Credit or any renewal thereof or any proceeds thereof be deemed to be or treated as a “security deposit”.  The parties hereto (A) recite that the Deposit is not intended to serve as a security deposit and any and all laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.  If the Deposit is in the form of a Letter of Credit, Tenant agrees and acknowledges that (a) the Letter of Credit constitutes a separate and independent contract between Landlord and the Bank, (b) Tenant is not a third party beneficiary of such contract, (c) Tenant has no property interest whatsoever in the Letter of Credit or the proceeds thereof, and (d) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.

26.    Tax Status of Beneficial Owner.

Tenant recognizes and acknowledges that Landlord and/or certain beneficial owners of Landlord may from time to time qualify as real estate investment trusts pursuant to Sections 856 et seq. of the Internal Revenue Code and that avoiding (a) the loss of such status, (b) the receipt of any income derived under any provision of this Lease that does not constitute “rents from real property” (in the case of real estate investment trusts), and (c) the imposition of income, penalty or similar taxes (each an “Adverse Event”) is of material concern to Landlord and such beneficial owners. In the event that this Lease or any document contemplated hereby could, in the opinion of counsel to Landlord, result in or cause an Adverse Event, Tenant agrees to cooperate with Landlord in negotiating an amendment or modification thereof and shall at the request of Landlord execute and deliver such documents reasonably required to effect such amendment or modification. Any amendment or modification pursuant to this Article 26 shall be structured so that the economic results to Landlord and Tenant shall be substantially similar to those set forth in this Lease without regard to such amendment or modification. Without limiting any of Landlord’s other rights under this Article 26, Landlord may waive the receipt of any amount payable to Landlord hereunder and such waiver shall constitute an amendment or modification of this Lease with respect to such payment. Tenant expressly covenants and agrees not to enter into any sublease or assignment which provides for rental or other payment for such use, occupancy, or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied, or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such purported sublease or assignment shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy, or utilization of any part of the Premises.

27.    Miscellaneous.

27.01 This Lease shall be interpreted and enforced in accordance with the Laws of the State of Illinois and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of the state courts of the State of Illinois, County of Cook or the United States District Court for the Northern District of Illinois (Eastern Division).  If any term or provision of this Lease shall to any extent be void or unenforceable, the remainder of this Lease shall not be affected. If there is more than one Tenant or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities, and requests or demands from any one person or entity comprising Tenant shall be deemed to have been made by all such persons or entities.  Notices to any one person or entity shall be deemed to have been given to all persons and entities.  Tenant represents and warrants to Landlord, and agrees, that each individual executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant and that the entity(ies) or individual(s) constituting Tenant or which may own or control Tenant or which may be owned or controlled by Tenant  are not and at no time will be (i) in violation of any Laws relating to terrorism or money laundering, or (ii) among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.

27.02 If Landlord retains an attorney or institutes legal proceedings due to Tenant’s failure to pay Rent when due, then Tenant shall be required to pay Additional Rent in an amount equal to the reasonable attorneys’ fees and costs actually incurred by Landlord in connection therewith.  Notwithstanding the foregoing, in any action or proceeding between Landlord and Tenant, including any appellate or alternative dispute resolution proceeding, the prevailing party shall be entitled to recover from the non-prevailing party all of its costs and expenses in connection therewith, including, but not limited to, reasonable attorneys’ fees actually incurred.  If Landlord commences any summary proceeding against Tenant, Tenant will not interpose any non-compulsory counterclaim of any nature or description in any such proceeding, and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant.  No failure by either party to declare a default immediately upon its occurrence, nor any delay by either party in taking action for a default, nor Landlord’s acceptance of Rent with knowledge of a default by Tenant, shall constitute a waiver of the default, nor shall it constitute an estoppel.

27.03 Whenever a period of time is prescribed for the taking of an action by Landlord, the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, pandemics, civil disturbances and other causes beyond the reasonable control of the performing party (“Force Majeure”).

27.04 Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and Property.  Upon transfer, Landlord shall be released from any further obligations hereunder and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations, provided that any successor pursuant to a voluntary, third party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord’s obligations under this Lease.

27.05 Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only and the delivery of it does not constitute an offer to Tenant or an option.  Landlord has retained Landlord’s Agent as leasing agent in connection with this Lease and Landlord will be solely responsible for any fee that may be payable to Landlord’s Agent.  Tenant represents and warrants to Landlord that neither it nor its agents have dealt with any broker in connection with this Lease other than Landlord’s Agent.  Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all Losses which the indemnified party may incur by reason of any claim of or liability to any broker, finder or like agent (other than Landlord’s Agent) arising out of any dealings claimed to have occurred between the indemnifying party and the claimant in connection with this Lease, and/or the above representation being false.

27.06 Time is of the essence with respect to Tenant’s exercise of any expansion, renewal or extension rights granted to Tenant. The expiration of the Term, whether by lapse of time, termination or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or termination of this Lease.

27.07 Tenant may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements.  This covenant shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building.

27.08 This Lease does not grant any rights to light or air over or about the Building.  Landlord excepts and reserves exclusively to itself any and all rights not specifically granted to Tenant under this Lease.  Landlord reserves the right to make changes to the Property, Building and Common Areas as Landlord deems appropriate.  This Lease constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents.  Neither party is relying upon any warranty, statement or representation not contained in this Lease.  This Lease may be modified only by a written agreement signed by an authorized representative of Landlord and Tenant.

27.09 This Lease and Tenant’s rights hereunder are and will be subject to any condominium declaration, by-laws and other instruments (collectively, the “Declaration”) which may be recorded in order to subject the Building to a condominium form of ownership pursuant to the Illinois Condominium Property Act or any successor Law, provided that the Declaration does not by its terms increase the Rent, materially increase Tenant’s non-Rent obligations or materially and adversely affect Tenant’s rights under this Lease.  At Landlord’s request, and subject to the foregoing proviso, Tenant will execute and deliver to Landlord an amendment of this Lease confirming such subordination and modifying this Lease to conform to such condominium regime.

27.10 Wherever in this Lease Landlord’s consent or approval is required, if Landlord refuses to grant such consent or approval, whether or not Landlord expressly agreed that such consent or approval would not be unreasonably withheld, Tenant shall not make, and Tenant hereby waives, any claim for money damages (including any claim by way of set-off, counterclaim or defense) based upon Tenant’s claim or assertion that Landlord unreasonably withheld or delayed its consent or approval. Tenant’s sole remedy shall be an action or proceeding to enforce such provision, by specific performance, injunction or declaratory judgment. In no event shall Landlord be liable for, and Tenant, on behalf of itself and all other Tenant Related Parties or any of Tenant’s vendors, invitees or licensees, hereby waives any claim for, any indirect, consequential or punitive damages, including loss of profits or business opportunity, arising under or in connection with this Lease.

27.11 Landlord has the right at any time to change the name, number or designation by which the Building is commonly known.

27.12 Unless Landlord delivers written notice to Tenant to the contrary, Landlord’s Agent is authorized to act as Landlord’s agent in connection with the performance of this Lease, and Tenant shall be entitled to rely upon correspondence received from Landlord’s Agent. Tenant acknowledges that Landlord’s Agent is acting solely as agent for Landlord in connection with the foregoing; and neither Landlord’s Agent nor any of its direct or indirect partners, members, managers, officers, shareholders, directors, employees, principals, agents or representatives shall have any liability to Tenant in connection with the performance of this Lease, and Tenant waives any and all claims against any and all of such parties arising out of, or in any way connected with, this Lease, the Building or the Property.

27.13 Unless Tenant is a publicly traded company, Tenant shall from time to time, within ten (10) Business Days after request by Landlord, deliver to Landlord financial statements (including balance sheets and income/expense statements) for Tenant’s then most recent full and partial fiscal years immediately preceding such request, certified by an independent certified public accountant or Tenant’s chief financial officer and in form reasonably satisfactory to Landlord; provided that Landlord shall not make such request more than once during any consecutive 12-month period unless such request is made in conjunction with the sale or refinance of the Building.

27.14 The Exhibits and Schedules attached to this Lease are incorporated into and made a part of this Lease as if set forth herein in full.  Capitalized terms used in the Exhibits but not defined therein shall have the meanings given to such terms in the Lease.

27.15   This Lease shall not be recorded by either Landlord or Tenant.

27.16 This Lease may be executed in two (2) or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one instrument.

[Remainder of page intentionally left blank;
signature page follows]

Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:

30 NORTH LASALLE, L.P., a Delaware limited partnership

By: 30 North LaSalle GP, L.L.C., its general partner

By:  /s/ Michael B. Banner

Name:  Michael B. Banner

Title:   Vice President and Secretary

TENANT:

BRIDGELINE SOFTWARE, INC.,

a Delaware corporation

By:   /s/ Gary M. Cebula

Name:  Gary M. Cebula

Title:   CFO

Tenant’s Tax ID Number (SSN or FEIN):

52-2263942

EXHIBIT A

OUTLINE AND LOCATION OF PREMISES

A-1

EXHIBIT B

EXPENSES AND TAXES

1.           Payments.

1.01           Tenant shall pay Tenant’s Pro Rata Share of the amount by which the total amount of Expenses and Taxes for each calendar year during the Term exceed the total amount of Expenses and Taxes for the Base Year.  As used herein the term “Base Year” shall mean calendar year 2008.  Landlord shall provide Tenant with a good faith estimate of the total amount of Expenses and Taxes for each calendar year during the Term.  On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant’s Pro Rata Share of Landlord’s estimate of the amount by which the total amount of Expenses and Taxes for the calendar year in question will exceed the total amount of Taxes and Expense for the Base Year.  If Landlord determines that its good faith estimate was incorrect, Landlord may provide Tenant with a revised estimate.  After its receipt of the revised estimate, Tenant’s monthly payments shall be based upon the revised estimate.  If Landlord does not provide Tenant with an estimate of the amount by which the total amount of Expenses and Taxes for a calendar year exceed the total amount of Taxes and Expenses for the Base Year by January 1 of the calendar year in question, Tenant shall continue to pay monthly installments based on the previous year’s estimate until Landlord provides Tenant with the new estimate.  Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous year’s estimate.  Tenant shall pay Landlord the amount of any underpayment within thirty (30) days after receipt of the new estimate.  Any overpayment shall be refunded to Tenant within thirty (30) days or credited against the next due future installment(s) of Additional Rent.

1.02           As soon as is practical following the end of each calendar year, Landlord shall furnish Tenant with a statement of the actual amount of Expenses and Taxes for the prior calendar year.  If the estimated amount by which Expenses and Taxes for the prior calendar year exceeded Expenses and Taxes for the Base Year is more than the actual amount by which Expenses and Taxes for the prior calendar year exceeded Expenses and Taxes for the Base Year, Landlord shall either provide Tenant with a refund or apply any overpayment by Tenant against Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due.  If the estimated amount by which Expenses and Taxes for the prior calendar year exceeded Expenses and Taxes for the Base Year is less than the actual amount by which Expenses and Taxes exceeded Expenses and Taxes for the Base Year, Tenant shall pay Landlord, within thirty (30) days after its receipt of the statement of Expenses and Taxes, any underpayment for the prior calendar year.  The foregoing obligations of Landlord and Tenant shall survive the expiration of the Term.  Delay in computation of the actual amount of Taxes and Expenses for a calendar year shall not be deemed a default hereunder or a waiver of Landlord’s right to collect from Tenant the underpayment for such calendar year, nor shall the rendering of a statement prejudice Landlord’s right to thereafter render a corrected statement for that calendar year.

1.03           In no event shall any decrease in Expenses or Taxes result in a reduction in the Base Rent payable hereunder.

2.           Expenses.

2.01           “Expenses” means all costs and expenses paid or incurred in each calendar year in connection with owning, operating, maintaining, repairing, and managing the Building and the Property.  Expenses include, without limitation: (a) all labor and labor related costs, including wages, salaries, bonuses, taxes, insurance, uniforms, training, retirement plans, pension plans and other employee benefits; (b) management fees; (c) the cost of equipping, staffing and operating an on-site and/or off-site management office for the Building, provided if the management office services one or more other buildings or properties, the shared costs and expenses of equipping, staffing and operating such management office(s) shall be equitably prorated and apportioned between the Building and the other buildings or properties; (d) accounting costs; (e) the cost of services; (f) rental and purchase cost of parts, supplies, tools and equipment; (g) insurance premiums and deductibles; (h) electricity, gas and other utility costs; and (i) the amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) which are:  (1) performed primarily to reduce current or future operating expense costs, upgrade Building security or otherwise improve the operating efficiency of the Property; or (2) required to comply with any Laws that are enacted, or first interpreted to apply to the Property, after the date of the Lease.  The cost of capital improvements shall be amortized by Landlord over the useful life of the capital improvement as reasonably determined by Landlord.  The amortized cost of capital improvements may, at Landlord’s option, include actual or imputed interest at the rate that Landlord would reasonably be required to pay to finance the cost of the capital improvement.  If Landlord incurs Expenses for the Building or Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Building and Property and the other buildings or properties.

2.02           Expenses shall not include: the cost of capital improvements (except as set forth above); depreciation; principal payments of mortgage and other non-operating debts of Landlord; the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds; costs in connection with leasing space in the Building, including advertising and marketing costs, brokerage commissions, space planning and moving costs; lease concessions, rental abatements and construction allowances granted to specific tenants; costs incurred in connection with the sale, financing or refinancing of the Building; fines, interest and penalties incurred due to the late payment of Taxes or Expenses; organizational expenses associated with the creation and operation of the entity which constitutes Landlord; ground rents; any penalties or damages that Landlord pays to Tenant under the Lease or to other tenants in the Building under their respective leases; wages, salaries and benefits paid to any person above the grade of Building Manager, except for salaries and benefits of personnel, off-site or otherwise, to the extent such personnel perform services or functions related to the management, operation or maintenance of the Building, and whose services Landlord would otherwise contract for with a third party, and then only to the extent the costs of such personnel is allocated to the Building proportionately to the amount of time spent on the Building by such personnel; costs incurred to remove Hazardous Materials from the Building, not placed there by Tenant; costs of electricity provided to the separately metered premises of any tenant of the Building, including the Premises; any other costs or expenses incurred by Landlord to the extent Landlord (i) is reimbursed for such costs and expenses from any policies of insurance in effect, or (ii) is entitled to be reimbursed by any other tenant (other than through such tenant's payment of its share of

Expenses or Taxes); costs incurred for special services performed for other tenants which are not performed for Tenant; costs and expenses (including legal and auditing fees) in connection with disputes with tenants (but costs of enforcing the Building’s Rules and Regulations shall be included in Expenses); costs for services paid to any affiliate of Landlord which are in excess of the then prevailing market costs for such services; management fees in excess of 3.25% of gross rents; or the costs of any service or utility (or level, amount or hours thereof) provided to any tenant or occupant in the Building in excess of that required by this Lease to be furnished by Landlord to Tenant free of separate or additional charge.

2.03           If at any time during a calendar year the Building is not at least 100% occupied or Landlord is not supplying services to at least 100% of the total Rentable Square Footage of the Building, Expenses shall, at Landlord’s option, be determined as if the Building had been 100% occupied and Landlord had been supplying services to 100% of the Rentable Square Footage of the Building during that calendar year.  Notwithstanding the foregoing, Landlord may calculate the extrapolation of Expenses under this Section based on 100% occupancy and service so long as such percentage is used consistently for each year of the Term.  Expenses for the Base Year shall be “grossed up” in accordance with the provisions of this Section 2.03.

3.           “Taxes” shall mean:  (a) all real property taxes and other assessments on the Building and/or Property, including, but not limited to, gross receipts taxes, assessments for special improvement districts and building improvement districts, governmental charges, fees and assessments for police, fire, traffic mitigation or other governmental service of purported benefit to the Property, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Property’s share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property; (b) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property; and (c) all costs and fees incurred in connection with seeking reductions in any tax liabilities described in (a) and (b), including, without limitation, any costs incurred by Landlord for compliance, review and appeal of tax liabilities.  Without limitation, Taxes shall not include any income, capital levy, transfer, capital stock, gift, estate or inheritance tax.  If Landlord elects to pay any assessment in annual installments, then (i) such assessment shall be deemed to have been so divided and to be payable in the maximum number of installments permitted by Law, and (ii) there shall be deemed included in Taxes for each calendar year of the Term the installments of such assessment becoming payable during each such calendar year, together with interest payable during such calendar year on such installments and on all installments thereafter becoming due as provided by Law, all as if such assessment had been so divided.  The benefit of any exemption or abatement relating to all or any part of the Property shall accrue solely to the benefit of Landlord and Taxes shall be computed without taking into account any such exemption or abatement.  If at any time the methods of taxation prevailing on the Effective Date shall be altered so that in lieu of or as an addition to the whole or any part of Taxes, there shall be assessed, levied or imposed (1) a tax, assessment, levy, imposition or charge based on the income or rents received from the Property whether or not wholly or partially as a capital levy or otherwise, (2) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Property and imposed upon Landlord, or (3) a license fee measured by the rents, then all such taxes, assessments, levies, impositions, charges or license fees or the part thereof so measured or based shall be deemed to be Taxes.  Tenant shall be responsible for any applicable occupancy or rent tax now in effect or hereafter enacted and, if such tax is payable by Landlord, Tenant shall promptly pay such amounts to Landlord, upon Landlord’s demand.  If Landlord receives a refund of Taxes for any calendar year during the Term, Landlord shall credit against subsequent payments of Rent due hereunder, an amount equal to Tenant’s Pro Rata Share of the refund, net of any expenses incurred by Landlord in achieving such refund, which amount shall not exceed the amount Tenant has paid for Taxes for such calendar year.  Tenant shall pay Landlord the amount of Tenant’s Pro Rata Share of any such increase in Taxes within thirty (30) days after Tenant’s receipt of a statement from Landlord.  Notwithstanding anything herein to the contrary, all references to Taxes “for” a particular year shall be deemed to refer to Taxes levied or assessed for such year without regard to when such taxes are paid or payable.

4.           Audit Rights.  Within sixty (60) days after receiving Landlord’s statement of Expenses (each such period is referred to as the “Review Notice Period”), Tenant may give Landlord written notice (“Review Notice”) that Tenant intends to review Landlord’s records of the Expenses for the calendar year to which the statement applies, and within sixty (60) days after sending the Review Notice to Landlord (such period is referred to as the “Request for Information Period”), Tenant shall send Landlord a written request identifying, with a reasonable degree of specificity, the information that Tenant desires to review (the “Request for Information”).  Within a reasonable time after Landlord’s receipt of a timely Request for Information and executed Audit Confidentiality Agreement (referenced below), Landlord, as determined by Landlord, shall forward to Tenant, or make available for inspection on site at such location deemed reasonably appropriate by Landlord, such records (or copies thereof) for the applicable calendar year that are reasonably necessary for Tenant to conduct its review of the information appropriately identified in the Request for Information.  Within sixty (60) days after any particular records are made available to Tenant (such period is referred to as the “Objection Period”), Tenant shall have the right to give Landlord written notice (an “Objection Notice”) stating in reasonable detail any objection to Landlord’s statement of Expenses for that year which relates to the records that have been made available to Tenant.  If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant’s Objection Notice.  If Landlord and Tenant determine that Expenses for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Rent in the amount of the overpayment by Tenant.  Likewise, if Landlord and Tenant determine that Expenses for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within thirty (30) days.  If Tenant fails to give Landlord an Objection Notice with respect to any records that have been made available to Tenant prior to expiration of the Objection Period applicable to the records which have been provided to Tenant, Tenant shall be deemed to have approved Landlord’s statement of Expenses with respect to the matters reflected in such records and shall be barred from raising any claims regarding the Expenses relating to such records for that year.  If Tenant fails to provide Landlord with a Review Notice prior to expiration of the Review Notice Period or fails to provide Landlord with a Request for Information prior to expiration of the Request for Information Period described above, Tenant shall be deemed to have approved Landlord’s statement of Expenses and shall be barred from raising any claims regarding the Expenses for that year.

If Tenant retains an agent to review Landlord’s records, the agent must be with a CPA firm licensed to do business in the State of Illinois.  Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit, and the fees charged cannot be based in whole or in part on a contingency basis.  The records and related information obtained by Tenant shall be treated as confidential, and applicable only to the Building, by Tenant and its auditors, consultants and other parties reviewing such records on behalf of Tenant (collectively, “Tenant’s Auditors”), and, prior to making any records available to Tenant or Tenant’s Auditors, Landlord may require Tenant and Tenant’s Auditors to each execute a reasonable confidentiality agreement (“Audit Confidentiality Agreement”) in accordance with the foregoing.  In no event shall Tenant be permitted to examine Landlord’s records or to dispute any statement of Expenses unless Tenant has paid and continues to pay all Rent when due.

EXHIBIT C

WORK LETTER

1.           Proposed and Final Plans.

(a)           Tenant shall cause to be prepared and delivered to Landlord, for Landlord’s approval, the following proposed drawings (“Proposed Plans”) for all improvements Tenant desires to complete or have completed in the Premises (the “Initial Installations”):

(i)           Architectural drawings (consisting of demolition plans, floor construction plan, ceiling lighting and layout, power, and telephone plan).

(ii)           Mechanical drawings (consisting of HVAC, sprinkler, electrical, telephone, and plumbing).  Mechanical drawings shall include a tabulation of connected electrical load and an analysis of anticipated electrical demand load.

(iii)           Finish schedule (consisting of wall finishes and floor finishes and miscellaneous details).

(b)           All architectural drawings shall be prepared at Tenant’s sole expense by a licensed architect employed by Tenant and approved by Landlord.  Tenant shall deliver two sets of reproducible architectural drawings to Landlord.  All mechanical drawings shall be prepared at Tenant’s sole expense by a licensed engineer designated by Landlord, whom Tenant shall employ.  Tenant shall reimburse Landlord for all reasonable out-of-pocket costs incurred by Landlord in reviewing the Proposed Plans.

(c)           Within 15 days after Landlord’s receipt of the architectural drawings, Landlord shall approve or disapprove such drawings, and if disapproved, Landlord shall advise Tenant of any changes or additional information required to obtain Landlord’s approval.

(d)           Within 15 days after receipt of mechanical drawings, Landlord shall approve or disapprove such drawings, and if disapproved, Landlord shall advise Tenant of any changes required to obtain Landlord’s approval.

(e)           If Landlord disapproves of, or requests additional information regarding the Proposed Plans, Tenant shall, within 10 days thereafter, revise the Proposed Plans disapproved by Landlord and resubmit such plans to Landlord or otherwise provide such additional information to Landlord.  Landlord shall, within 15 days after receipt of Tenant’s revised plans, approve or disapprove such drawings, and if disapproved, Landlord shall advise Tenant of any additional changes which may be required to obtain Landlord’s approval.  If Landlord disapproves the revised plans specifying the reason therefor, or requests further additional information, Tenant shall, within 10 days of receipt of Landlord’s required changes, revise such plans and resubmit them to Landlord or deliver to Landlord such further information as Landlord has requested.  Landlord shall, again within 15 days after receipt of Tenant’s revised plans, approve or disapprove such drawings, and if disapproved, Landlord shall advise Tenant of further changes, if any, required for Landlord’s approval.  This process shall continue until Landlord has approved Tenant’s revised Proposed Plans.  “Final Plans” shall mean the Proposed

Plans, as revised, which have been approved by Landlord and Tenant in writing.  Landlord agrees not to withhold or delay its approval unreasonably so long as such Initial Installations (i) are non-structural and do not affect the mechanical, electrical, plumbing, sanitary, sprinkler, heating, ventilation and air conditioning, security, life safety, elevator, intrabuilding network telephone cable or other systems of the Building (the “Building Systems”) or Building equipment, (ii) affect only the Premises and are not visible from outside of the Premises, (iii) do not affect the certificate of occupancy issued for the Building or the Premises, (iv) do not violate any Laws, and (v) do not affect the appearance or value of the Building.

(f)           All Proposed Plans and Final Plans shall comply with all applicable Laws.  Neither review nor approval by Landlord of the Proposed Plans and resulting Final Plans shall constitute a representation or warranty by Landlord that such plans either (i) are complete or suitable for their intended purpose, or (ii) comply with applicable Laws, it being expressly agreed by Tenant that Landlord assumes no responsibility or liability whatsoever to Tenant or to any other person or entity for such completeness, suitability or compliance.  Tenant shall not make any changes in the Final Plans without Landlord’s prior approval, which shall not be unreasonably withheld or delayed; provided that Landlord may, in the exercise of its sole and absolute discretion, disapprove any proposed changes adversely affecting the Building’s structure, Building Systems, Building equipment, the certificate of occupancy issued for the Building or Premises, or the appearance or value of the Building or which violate any Laws.

(g)           Notwithstanding anything herein to the contrary, Tenant hereby approves the space plans dated April 4, 2008 prepared by Fitzgerald Earles Architects, Inc.

2.           Performance of the Initial Installations.

(a)           As soon as reasonably possible following Landlord’s and Tenant’s approval of the Final Plans, Landlord shall solicit bids for construction of the Initial Installations shown on the Final Plans from at least 3 general contractors, which general contractors shall be reasonably acceptable to Tenant.  Promptly following submission of the bids from such general contractors, Landlord shall enter into a construction contract (the “Contract”) with the lowest bidder, unless Landlord finds such low bid to be unreasonable or unresponsive (taking into consideration such factors as its completeness of scope, scheduling approach, staffing, assessment of costs and other items), in which event Landlord shall select the next lowest reasonable and responsive bid.  The bidder with whom Landlord executes the Contract is hereinafter referred to as the “General Contractor.”  The Contract shall provide for progress payments, and Tenant shall pay for the entire cost of the Initial Installations in excess of Landlord’s Contribution on or before the execution of the Contract.  The cost of the Initial Installations shall include the cost of (i) all work performed by Landlord, General Contractor, architect or anyone else on behalf of Tenant, (ii) all materials and labor furnished on Tenant’s behalf, (iii) preparing the Proposed Plans and Final Plans, and (iv) building permits and engineering fees.

(b)           Landlord shall then instruct the General Contractor to build the Initial Installations indicated on the Final Plans as soon thereafter as reasonably possible, consistent with industry custom and procedure, at Tenant’s sole and entire cost, except for Landlord’s Contribution.

(c)           Tenant shall reimburse to Landlord the actual costs incurred by Landlord to approve all plans, specifications and materials submitted pursuant to this Work Letter, and such reimbursement shall occur by Landlord’s deducting such costs from Landlord’s Contribution.  Tenant shall also pay to Landlord a supervision fee in an amount equal to 3% of the cost of the Initial Installations for Landlord’s services in connection with this Work Letter, which supervision fee will be deducted from Landlord’s Contribution.

(d)           If Tenant requests any changes to the Final Plans, Landlord shall not unreasonably withhold its consent to any such changes, provided the changes do not adversely affect the Base Building or the equipment, appearance or value of the Building, but, if such changes increase the cost of constructing the Initial Installations shown on the Final Plans, Tenant shall bear such costs and shall pay such estimated increased costs to Landlord at such time as the request is approved by Landlord.  If the actual increased costs are greater than the estimated increased costs, Tenant shall pay the difference in increased costs to Landlord promptly upon demand therefor.  The failure of Tenant to pay any amounts due hereunder within 10 days of the date such sums are due and payable shall constitute a Default under the Lease.

(e)           Any revisions by Tenant of the Final Plans, Tenant’s request for materials, finishes or installations that are not readily available when required to be installed or any failure by Tenant to comply with the dates and time limits in this Workletter, shall constitute a “Tenant Delay.”  In addition, Landlord shall have the right to stop construction if Tenant fails to pay such sums or otherwise materially defaults in the performance of its obligations under the Lease or this Workletter, and all such periods in which work has stopped or been suspended shall constitute a “Tenant Delay.”   If Tenant requests changes to the approved Final Plans, any delays reasonably caused thereby in substantially completing construction of the Initial Installations caused thereby shall also constitute a “Tenant Delay.”

(f)           The Initial Installations shall be deemed “Substantially Completed” when such work has been completed, as reasonably determined by Landlord’s architect, in accordance with (a) the provisions of this Lease applicable thereto, (b) the Final Plans for such work, and (c) all applicable Laws, except for minor details of construction, decoration and mechanical adjustments, if any, the noncompletion of which does not materially interfere with Tenant’s use of the Premises or which in accordance with good construction practices should be completed after the other work in the Premises.

3.           Payment of Costs of the Initial Installations.

Landlord shall provide to Tenant an amount not to exceed Landlord’s Contribution toward the cost of the Initial Installations, provided as of the date on which Landlord is required to make payment thereof, (i) the Lease is in full force and effect, and (ii) no Default then exists.  Tenant shall pay all costs of the Initial Installations in excess of Landlord’s Contribution as heretofore provided.  Landlord’s Contribution shall be payable on account of labor directly related to the Initial Installations, materials delivered to the Premises in connection with the Initial Installations, “soft costs”, consisting of architectural and engineering fees incurred in connection with the Initial Installations and furniture and equipment acquired for use in the Premises and moving expenses and other fees (i.e. legal and consulting) associated with securing this lease; provided, however, that at least 66% of the Landlord’s Contribution must be used for “hard” construction costs.  In the event the entire Landlord’s Allowance is not entirely expended for the Initial Installations, Tenant shall have the right to apply the unexpended portion of Landlord’s Contribution up to $85,400.00 as a credit against Rent due under the Lease.

4.           Miscellaneous.

(a)           All defined terms as used herein shall have the meanings ascribed to them in the Lease.

(b)           Except as expressly set forth herein, Landlord has no other agreement with Tenant and Landlord has no other obligation to do any other work or pay any amounts with respect to the Premises.  Any other work in the Premises which may be permitted by Landlord pursuant to the terms and conditions of the Lease shall be done at Tenant’s sole cost and expense and in accordance with the terms and conditions of the Lease.

(c)           This Work Letter shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of a renewal or extension of the initial term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement thereto.

(d)           The failure by Tenant to pay any monies due Landlord pursuant to this Work Letter within the time period herein stated shall be deemed a default under the terms of the Lease for which Landlord shall be entitled to exercise all remedies available to Landlord for nonpayment of Rent.  All late payments shall bear interest pursuant to Section 4.01 of the Lease.

EXHIBIT D

COMMENCEMENT LETTER

(EXAMPLE)

Date                        ______________________

Tenant                    ______________________

Address                 ______________________

______________________

______________________

Re:
Commencement Letter with respect to that certain Lease dated as of __________, 20___, by and between 30 NORTH LASALLE, L. P., a Delaware limited partnership, as Landlord, and __________________________________, as Tenant, for ________ rentable square feet on the ________ floor of the Building located at _____________________________________.

Dear                      __________________:

In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and acknowledges:

1.           The Commencement Date of the Lease is ____________________________;

2.           The Rent Commencement Date of the Lease is ________________________;

3.           The Termination Date of the Lease is ____________________________.

Please acknowledge the foregoing and your acceptance of possession by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention.  Tenant’s failure to execute and return this letter, or to provide written objection to the statements contained in this letter, within thirty (30) days after the date of this letter shall be deemed an approval by Tenant of the statements contained herein.

Sincerely,

___________________________________

Authorized Signatory

Acknowledged and Accepted:

Tenant:                 ______________________

By:                         ______________________

Name:                    ______________________

Title:                      ______________________

Date:                      ______________________

D-1

EXHIBIT E

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking facilities (if any), the Property and the appurtenances.  In the event of a conflict between the following rules and regulations and the remainder of the terms of the Lease, the remainder of the terms of the Lease shall control.

1.
Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises.  No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas.  At no time shall Tenant permit Tenant’s employees to loiter in Common Areas or elsewhere about the Building or Property.

2.
Plumbing fixtures and appliances shall be used only for the purposes for which designed and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances.

3.
No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord.  All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant’s cost and expense, using the standard graphics for the Building. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Building except by the Building maintenance personnel without Landlord’s prior approval, which approval shall not be unreasonably withheld.

4.
Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants and no other directory shall be permitted unless previously consented to by Landlord in writing.

5.
Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord’s prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right at all times to retain and use keys or other access codes or devices to all locks within and into the Premises.  A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant’s cost and Tenant shall not make any duplicate keys.  All keys shall be returned to Landlord at the expiration or early termination of the Lease.

6.
All contractors, contractor’s representatives and installation technicians performing work in the Building shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, and shall be required to comply with Landlord’s standard rules, regulations, policies and procedures, which may be revised from time to time.

7.
Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be performed in a manner and restricted to hours reasonably designated by Landlord.  Tenant shall obtain Landlord’s prior approval by providing a detailed listing of the activity, including the names of any contractors, vendors or delivery companies, which approval shall not be unreasonably withheld.  Tenant shall assume all risk for damage, injury or loss in connection with the activity.

8.
Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises, which approval shall not be unreasonably withheld; provided that approval by Landlord shall not relieve Tenant from liability for any damage in connection with such heavy equipment or articles.

9.	Corridor doors, when not in use, shall be kept closed.

10.
Tenant shall not:  (a) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (b) solicit business or distribute or cause to be distributed, in any portion of the Building, handbills, promotional materials or other advertising; or (c) conduct or permit other activities in the Building that might, in Landlord’s sole opinion, constitute a nuisance.

11.	No animals, except those assisting handicapped persons, shall be brought into the Building or kept in or about the Premises.

12.
No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building or about the Property, except for those substances as are typically found in similar premises used for general office purposes and are being used by Tenant in a safe manner and in accordance with all applicable Laws.  Tenant shall not, without Landlord’s prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law which may now or later be in effect.  Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant and shall remain solely liable for the costs of abatement and removal.

13.
Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building. Tenant shall not use, or permit any part of the Premises to be used for lodging, sleeping or for any illegal purpose.

14.
Tenant shall not take any action which would violate Landlord’s labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute or interfere with Landlord’s or any other tenant’s or occupant’s business or with the rights and privileges of any person lawfully in the Building (“Labor Disruption”).  Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume.  Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties nor shall the Rent Commencement Date of the Term be extended as a result of the above actions.

15.
Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord.  Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electric or gas heating devices, without Landlord’s prior written consent.  Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

16.
Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant’s employees and invitees.

17.
No bicycles or other vehicles or in-line roller skates shall be brought into or kept by any tenant in or about the Premises, the Building or on the walkways outside the Building.  Notwithstanding the above, bicycles will be allowed in areas designated by Landlord.

18.
Landlord may from time to time adopt systems and procedures for the security and safety of the Building and Property, its occupants, entry, use and contents.  Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord’s systems and procedures.

19.
Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord’s sole opinion may impair the reputation of the Building or its desirability.  Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

20.	Per the Illinois Legislative amended Clean Indoor Act, smoking is prohibited in the Building. Landlord has the right to designate an exterior smoking area for the Building.

21.
Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance.  Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

22.
Deliveries to and from the Premises shall be made only at the times in the areas and through the entrances and exits reasonably designated by Landlord.  Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

23.
The work of cleaning personnel shall not be hindered by Tenant after 5:30 p.m., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time.  Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.

EXHIBIT F

1.           RIGHT OF FIRST OFFER

If the 2,476 rentable square feet adjacent to the Premises (the “Offer Space”), becomes available for lease, Tenant shall have the right of first offer to lease the Offer Space.  Tenant’s rights under this Section 1 of Exhibit F are subject to the rights (existing as of the Commencement Date) of existing tenants.  Landlord shall deliver to Tenant written notice (the “Offer Space Availability Notice”) stating the Landlord’s calculation of the Base Rent for the Offer Space and the other terms and conditions upon which Landlord proposes to lease such Offer Space and any modifications in the terms set forth in the Offer Space Availability Notice required by the fact that the remaining Term may be longer or shorter than that being proposed by Landlord.  Tenant shall have five (5) business days after delivery of the Offer Space Availability Notice to deliver to Landlord a notice (the “Offer Space Exercise Notice”) exercising Tenant’s option with respect to the Offer Space.  Tenant must exercise its right under this Section with respect to all (and not a portion) of the Offer Space.  Failure by Tenant to deliver its Offer Space Exercise Notice within such five (5) business day period shall be deemed a failure of Tenant to exercise the option herein granted with respect to the Offer Space and Landlord shall thereafter be free to lease the Offer Space to another tenant on terms acceptable to Landlord.  If Tenant exercises its right with respect to the Offer Space, Landlord and Tenant shall then promptly enter into an amendment to this Lease (the “Offer Space Amendment”) adding the Offer Space to the Lease for a term co-terminus with the existing Term on terms consistent with the Offer Space Availability Notice taking into account any modifications in the terms set forth in the Offer Space Availability Notice required by the fact that the remaining Term may be longer or shorter than that proposed by Landlord, and otherwise substantially on the terms and conditions of this Lease.  Notwithstanding anything herein to the contrary, if Tenant is in Default on the date of Tenant’s delivery of the Offer Space Exercise Notice or following such delivery and prior to the full execution of the Offer Space Amendment, then, at Landlord’s election Tenant shall have no right to lease the Offer Space and Tenant shall have no further rights under this Section.  The provisions of this Section are personal to the Tenant first named in this Lease and shall not inure to the benefit of any assignee or subtenant.  The provisions of this Section shall be of no further force upon Landlord’s leasing of the Offer Space.

2.           RENEWAL OPTION

Tenant is hereby granted one (1) five (5) year option to renew the Lease (“Renewal Option”).  If the Tenant desires to exercise the Renewal Option, it shall so notify the Landlord, in writing, not later than the last day of the fourth Lease Year.  Such notice shall only be effective if delivered at a time when the Tenant is not in Default under the Lease.  Within thirty (30) days following its receipt of Tenant’s notice of its desire to exercise the Renewal Option, given at the time and in the manner provided above, Landlord shall prepare and transmit to Tenant an appropriate amendment to this Lease extending the Term for five (5) years (the “Renewal Term”) and specifying (i) Landlord’s estimate of the Market Rent, and (ii) that all other terms and conditions during the Renewal Term are the same as those during the Term, except for any tenant improvement allowances and renewal rights.  If Tenant disagrees with Landlord’s estimation of the Market Rent, it must so notify Landlord in writing within ten (10) days of Tenant’s receipt thereof and specify Tenant’s estimation of the Market Rent.  If the parties are unable to agree on the Market Rent for the Renewal Term within twenty (20) days following Landlord’s receipt of Tenant’s estimation of Market Rent, Tenant may elect in writing

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to (x) promptly enter into binding arbitration in accordance with the provisions of Section 3 of this Exhibit F or (y) revoke its election to exercise the Renewal Option, in which case Tenant shall have no further rights under this Section 2 (and Tenant’s exercise of the Renewal Option shall be of no force in effect) and Landlord may lease the Premises to a third party free of the provisions of this Section 2.  In the event that Tenant does not revoke its exercise of the Renewal Option and shall fail for any reason to execute and deliver the lease amendment within twenty (20) days of the determination of Market Rent (whether by agreement of the parties or by arbitration as provided below), or if Tenant shall be in Default under the Lease at the commencement date of the Renewal Term, then in either such event, at Landlord’s option, Tenant’s purported exercise of its Renewal Option shall be of no force or effect and the Renewal Option shall become null and void.  The Renewal Option is personal to the Tenant first named in this Lease and shall not inure to the benefit of any assignee or subtenant.

3.           ARBITRATION

In the event of the failure of the parties to agree as to the Market Rent such matter shall be submitted to arbitration as hereinafter provided.  Landlord and Tenant shall each, within ten (10) days of Tenant’s election to enter into binding arbitration, appoint a fit and impartial person as arbitrator who shall have had at least ten (10) years’ experience in the commercial real estate industry and the downtown Chicago office market.  Such an appointment shall be signified in writing by each party to the other.  The arbitrators so appointed shall appoint a third arbitrator having at least ten (10) years experience in the commercial real estate industry in the downtown Chicago office market within ten (10) days after the appointment of the second arbitrator.  In the case of the failure of such arbitrators (or the arbitrators appointed as hereinafter provided) to agree upon a third arbitrator, such third arbitrator shall be appointed by the American Arbitration Association, or its successor, from its qualified panel of arbitrators, and shall be a person having at least ten (10) years’ experience in the commercial real estate industry in the downtown Chicago office market.  In the case either party shall fail to appoint an arbitrator within a period of ten (10) days after written notice from the other party to make such appointment, then the American Arbitration Association shall appoint a second arbitrator having at least ten (10) years’ experience in the commercial real estate industry in the downtown Chicago office market.  In determining Market Rent the arbitrators shall take into account all free rent periods, improvement allowances and other concessions.

The third arbitrator shall proceed with all reasonable dispatch to determine the question submitted; provided, however, that in determining the Market Rent in any situation, such arbitrator shall select either Landlord’s estimate or Tenant’s estimate of the Market Rent and in no event shall the arbitrator have the right (i) to average the Market Rent estimates submitted by Landlord or Tenant or (ii) to choose another number.  The parties shall have the right to submit to the third party arbitrator the testimony of expert and other witnesses as well as written materials to support their position.  The decision of the arbitrator shall in any event be rendered within thirty (30) days after his/her appointment, or within such other period as the parties shall agree, and such decision shall be in writing and in duplicate, one counterpart thereof to be delivered to each of the parties and shall state the reason for such decision.  The arbitration shall be conducted in accordance with the rules of the American Arbitration Association (or its successor) and applicable Illinois law, and the decision of the third arbitrator shall be binding, final and conclusive on the parties.  The fees of the arbitrators and the expenses incident to the proceedings, and the fees of the respective counsel engaged by the parties, and the fees of expert witnesses and other witnesses called for by the parties shall be paid by the losing party.

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EXHIBIT G

FORM LETTER OF CREDIT

______________________________

______________________________

______________________________

Contact Phones: _________________

IRREVOCABLE LETTER OF CREDIT

_________________, 20__ Beneficiary: 30 NORTH LASALLE, L.P. c/o Tishman Speyer Properties, L.P. 45 Rockefeller Plaza New York, New York 10020 Attention: Chief Financial Officer
Our irrevocable standby Letter of Credit:
No. _____________________________
Applicant:

Attention:

Amount:  Exactly USD $____________ (________________________ Dollars)

Final Date of Expiration:
___________ [INSERT DATE WHICH IS ONE HUNDRED TWENTY (120) DAYS AFTER LEASE EXPIRATION DATE]

We (the “Bank”) hereby issue our irrevocable standby Letter of Credit No. ___________ in Beneficiary’s favor for the account of the above-referenced Applicant, in the aggregate amount of exactly USD $________________.

This Letter of Credit is available with us at our above office by presentation of your draft drawn on us at sight bearing the clause:  “Drawn under ______________ [INSERT NAME OF BANK] Letter of Credit No. ______________” and accompanied by the original of this Letter of Credit.  Such sight draft may be signed by Beneficiary or Beneficiary’s managing agent.

Special conditions:

Partial draws, as well as multiple presentations and drawings, under this Letter of Credit are permitted.  Notwithstanding anything to the contrary contained herein, this Letter of Credit shall expire permanently without renewal on _______________ [INSERT DATE WHICH IS ONE HUNDRED TWENTY (120) DAYS AFTER LEASE EXPIRATION DATE].

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE (1) YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE BUT IN ANY EVENT NOT BEYOND

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_____________ [INSERT DATE WHICH IS ONE HUNDRED TWENTY (120) DAYS AFTER LEASE EXPIRATION DATE] WHICH SHALL BE THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT, UNLESS, AT LEAST NINETY (90) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE, WE NOTIFY BENEFICIARY (WITH A COPY TO 30 NORTH LASALLE, L.P., C/O TISHMAN SPEYER PROPERTIES, L.P., 45 ROCKEFELLER PLAZA, NEW YORK, NEW YORK  10020, ATTENTION:  CHIEF LEGAL OFFICER) BY REGISTERED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE.

We hereby agree with you that all drafts drawn under and in compliance with the terms of this Letter of Credit will be duly honored upon presentation to us on or before the expiration date of this Letter of Credit, regardless of whether Applicant disputes such presentation.

This Letter of Credit is transferable one or more times and any such transfer shall be effected by us, provided that you deliver to us your written request for transfer in form and substance reasonably satisfactory to us.  Beneficiary may, at any time and without notice to Applicant and without first obtaining Applicant’s consent thereto, transfer all or any portion of Beneficiary’s interest in and to the Letter of Credit to another party, person or entity, regardless of whether or not such transfer is separate from or as a part of the assignment by Beneficiary of Beneficiary’s rights and interests in and to that certain lease agreement dated _______________, by and between ________________________, as landlord, and ________________________, as tenant, for premises located at ________________________, Chicago, Illinois.  The original of this Letter of Credit together with any amendments thereto must accompany any such transfer request.

Except so far as otherwise expressly stated, this documentary credit is subject to International Standby Practices 1998, International Chamber Of Commerce Publication No. 590.

By:

Authorized signature

Please direct any correspondence including drawing or inquiry quoting our reference number to the above referenced address.

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